                                                                    EXHIBIT 10.2



                                 LEASE AGREEMENT




                                     between




                           FIRST SECURITY BANK, N.A.,
      not in its individual capacity except as expressly set forth herein, but solely as Trustee under the Owner Trust Agreement
                          dated as of October 21, 1998,

                                    as Lessor



                                       and



                          GELTEX PHARMACEUTICALS, INC.,
                                    as Lessee


                          Dated as of October 21, 1998


                                                            TABLE OF CONTENTS
                                                            -----------------

                                                                                                                PAGE
         1.       Demise; Title; Condition.........................................................................1

         2.       Term.............................................................................................2

         3.       Rent.............................................................................................2

         4.       Use..............................................................................................3

         5.       Net Lease; Nonterminability......................................................................4

         6.       Taxes and Other Charges; Legal Requirements and Agreements.......................................5

         7.       Title; Liens.....................................................................................8

         8.       Indemnification; Fees and Expenses...............................................................9

         9.       Environmental Matters...........................................................................10

         10.      Maintenance and Repair; Additions; Release......................................................15

         11.      Trade Fixtures; Inspection......................................................................17

         12.      Condemnation and Casualty.......................................................................17

         13.      Insurance.......................................................................................23

         14.      Financial Statements; Other Information.........................................................26

         15.      Financial Covenants; Mergers; Acquisitions; Asset Sales.........................................27

         16.      Purchase Procedure..............................................................................31

         17.      Failure to Complete; Purchase During Term.......................................................32

         18.      Quiet Enjoyment.................................................................................33


         19.      Survival........................................................................................33

         20.      Subletting; Assignment..........................................................................33

         21.      Advances by Lessor..............................................................................34

         22.      Conditional Limitations -- Events of Default and Remedies.......................................35

         23.      Notices.........................................................................................40

         24.      Estoppel Certificates...........................................................................40

         25.      No Merger.......................................................................................40

         26.      Surrender and Return............................................................................41

         27.      Separability....................................................................................42

         28.      Lessee's End of Term Purchase Option............................................................43

         29.      Signs; Showing..................................................................................44

         30.      End of Term Adjustment..........................................................................45

         31.      Certain Definitions.............................................................................46

         32.      Nature of Lessor's Obligations; Limitations on Liability........................................54

         33.      Equity Investment Provisions; Additional Costs..................................................55

         34.      Granting of Easements, Etc......................................................................58

         35.      Substantial Completion; Completion of "Punchlist" Items.........................................58

         36.      Recording.......................................................................................59

         37.      Miscellaneous...................................................................................59

         38.      Ownership of the Leased Property................................................................59


         SCHEDULE A        Description of the Demised Premises
         SCHEDULE B        Basic Rent

         SCHEDULE C        Termination Values
         SCHEDULE D        [Reserved]
         SCHEDULE E        Environmental Matters
         SCHEDULE F        Purchase Prices
         SCHEDULE G        Maximum Lessor and Lessee Risk Amounts
         SCHEDULE H        Additional Permitted Encumbrances
         SCHEDULE I        [Reserved]

     THIS LEASE AGREEMENT, dated as of October 21, 1998 (this Lease), between FIRST SECURITY BANK, N.A., a national banking association, not in its individual capacity except as set forth herein, but solely as Trustee under the Owner Trust Agreement dated the date hereof, as lessor (together with its successors and assigns, Lessor), having an office at 79 South Main Street, Salt Lake City, Utah 84111, and GELTEX PHARMACEUTICALS, INC., a Delaware corporation, as lessee (together with any corporation succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, Lessee), having an address at Nine Fourth Avenue, Waltham, MA 02451.

     Capitalized terms are defined in Articles 15, 31 and Schedule B hereof. Lessor and Lessee hereby agree for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

     1. DEMISE; TITLE; CONDITION. In consideration of the agreements and provisions of this Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, subject to the terms and conditions hereinafter set forth, for the terms described in Article 2 hereof, (i) the parcel of land in Waltham, Massachusetts, described in Schedule A annexed hereto (the Land Parcel); (ii) all buildings, structures, improvements, fixtures and other real and personal property described in or contemplated by the Approved Plans and all other real and personal property now or hereafter placed on, affixed or appurtenant to, the Land Parcel by Lessee, as agent for Lessor pursuant to the Agency Agreement, together with any and all accessions, additions, improvements, substitutions and replacements thereto or therefor (all of the foregoing described in this clause
(ii), the Improvements); and (iii) all easements, rights and appurtenances thereto (the Land Parcel, the Improvements and all such easements, rights and appurtenances with respect thereto called the Leased Property). The Improvements do not include personal property which constitutes Trade Fixtures which is placed on the Leased Property by Lessee for Lessee's own account and not as agent for Lessor under the Agency Agreement.

     The Leased Property is demised and let in its present condition without representation or warranty by Lessor (except as expressly set forth in Article
18), subject in each case to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show, (d) all applicable laws, rules, regulations, ordinances and restrictions now in effect or hereafter adopted by any governmental authority having jurisdiction, (e) any environmental conditions now or hereafter existing at, on or under the Leased Property and (f) any violations of such laws, rules, regulations, ordinances and restrictions which may exist at the commencement of the Term of this Lease. Lessee has examined the Leased Property, and has found the same to be satisfactory for all purposes.

     LESSOR HAS NOT MADE AN INSPECTION OF THE LEASED PROPERTY AND MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY WHETHER NOW OR HEREAFTER EXISTING

OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR A PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN; AND ALL RISKS INCIDENTAL TO THE LEASED PROPERTY SHALL BE BORNE BY LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE LEASED PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LESSOR OF, AND LESSOR DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES BY LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY WHETHER NOW OR HEREAFTER EXISTING OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     2.   TERM.

     (a) Subject to the provisions hereof, Lessee shall have and hold the Leased Property for (i) a construction term which shall begin on October 21, 1998 (the Construction Term Commencement Date), and end at midnight on December 31, 1999 or such earlier date on which the Project is complete (the Construction
Term), and (ii) subject to the provisions of paragraph (b) of this Article 2, a basic term which shall begin at 12:01 A.M. on the day following the last day of the Construction Term (the Basic Term Commencement Date) and end at midnight on October 31, 2005 (the Basic Term), unless sooner terminated as hereinafter provided.

     (b) So long as no Event of Default shall have occurred and be continuing, on the date of the Termination Notice hereafter defined, Lessee shall deliver to Lessor not later than a date one year prior to the Term Termination Date a written notice (the Termination Notice) specifying the exercise by Lessee of its option either to (i) purchase the Leased Property pursuant to Article 28 or (ii) to terminate the Lease on the Term Termination Date subject to the terms of
Article 28. Time shall be of the essence in delivering the Termination Notice.

     3.   RENT.

     (a) During the Term, Lessee shall pay the basic rent provided for in Schedule B annexed hereto (Basic Rent) to Lessor (or to any other party as Lessor may from time to time specify in writing), by bank wire transfer or electronic funds transfer (including automated clearinghouse transfers) of immediately available federal funds initiated by Lessee before 10:30 A.M., Eastern Time, at Lessor's address set forth above, or at such other place within the continental United States to which bank wire or electronic funds transfers can be made, as Lessor may from time to time designate to Lessee in writing. Basic Rent during the Construction Term shall be accrued in the manner described in paragraph 1 of Schedule B. Basic Rent during the Basic Term shall be due and payable by Lessee in quarterly installments in the amounts described in paragraph 2 of Schedule B on March 31, 2000 and on the last day of each third month thereafter to and including the last day of the Basic Term (Payment Dates). Lessor and Lessee agree that Schedule B may be supplemented on the Basic Term Commencement Date in order to provide for the amounts and timing of Basic Rent during the Basic Term. If any Payment Date falls on a day that is not a Business Day, Basic Rent shall be due and payable on the next prior Business Day.

     (b) All amounts that Lessee is required to pay or discharge pursuant to this Lease in addition to Basic Rent (including, without limitation, amounts payable as the Purchase Price, Termination Value or other amounts for the Leased Property pursuant to any provision hereof, any Adjustment Price or Maximum Lessee Risk Amount payable pursuant to Article 30, any amounts payable pursuant to Article 21 hereof or as liquidated damages pursuant to paragraph (c) of
Article 22 hereof, any Breakage Costs or other Additional Costs under Article 33, any indemnity payments payable pursuant to Articles 8 and 9 hereof and any payments required to be paid to any third party or Person), together with every fine, penalty, overdue interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (Additional
Rent). In the event of any failure by Lessee to pay or discharge any Additional Rent, Lessor, except as may be otherwise provided herein, shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Basic Rent. Lessee may pay Additional Rent directly to the Persons entitled thereto. Lessee also covenants to pay to Lessor on demand as Additional Rent, interest at the Overdue Rate, but in no event greater than the maximum rate permitted by applicable law, on (i) all overdue installments of Basic Rent from the due date thereof until paid in full, (ii) all overdue amounts of Additional Rent arising out of obligations which Lessor shall have paid on behalf of Lessee pursuant to Article 21 hereof or otherwise from the date of such payment by Lessor until paid in full and (iii) each other sum required to be paid by Lessee hereunder which is overdue, including without limitation, any Maximum Lessee Risk Amount or portion thereof, Purchase Price, Termination Value or other amounts for the Leased Property, any Breakage Costs or other Additional Costs under Article 33, Adjustment Price, and any amounts payable pursuant to
Article 21 hereof or as liquidated damages pursuant to paragraph (c) of Article 22 hereof, from the date such sum was due until the date received by the Person entitled thereto.

     4. USE. Lessee may use the Leased Property as an office facility and research and development facilities and for accessory parking and other ancillary uses. With the prior written consent of Lessor of such other use, which consent will not be unreasonably withheld, Lessee may use the Leased Property for any other lawful use which Lessee certifies (i) does not, in Lessee's good faith determination, adversely affect the fair market value, utility or useful life of the Leased Property and (ii) does not violate any applicable law, rule, regulation or restriction, including, without limitation, any Legal Requirement.

     5.   NET LEASE; NONTERMINABILITY

     (a) This Lease is a "net lease" and Lessee shall pay all Basic Rent and Additional Rent without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever including, without limitation (1) any right Lessee may have against Lessor, any contractor or any other Person for any reason (whether in connection with this transaction or any other transaction),
(2) any breach, default or misrepresentation by Lessor or any other Person under this Lease, the Agency Agreement, or any other Operative Document, or (3) any invalidity or unenforceability in whole or in part of this Lease, the Agency Agreement, the Acquisition Agreement, or any other Operative Document, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease, the Agency Agreement, the Acquisition Agreement or any other Operative Document. All costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee as Lessee hereunder which may arise or become due during or with respect to the period constituting the Term hereof shall be paid by Lessee, and Lessee shall indemnify Lessor against any of the foregoing as provided in
Article 8. Lessee assumes, during the Term, the sole responsibility for the condition (physical or environmental), use, operation, maintenance, subletting and management of the Leased Property, and Lessee shall indemnify Lessor with respect to the foregoing as provided in Article 8, and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any sublessee of Lessee on any account or for any reason whatsoever, except as specifically provided in Article 8. Without limiting the generality of the foregoing, during the Term, Lessee shall perform all of the obligations of the sublessor under any subleases affecting all or any part of the Leased Property which Lessee may hereafter enter into as sublessor to the extent that Lessee's failure to perform such obligations would result in the occurrence of a Default or Event of Default under this Lease.

     (b)  Except as otherwise expressly provided in Article 9, paragraph (c) of
Article 12, paragraphs (a) and (b) of Article 17, clause (ii) of paragraph (b) of Article 22, and paragraph (h) of Article 22 hereof, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease, nor shall Lessee be entitled to any abatement or reduction of rent hereunder, nor shall Lessee have the right to be released or discharged from any obligations or liabilities hereunder for any reason, including without limitation, any damage to or destruction of all or part of the Leased Property; any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Leased Property (whether due to any defect in or failure of Lessor's title to the Leased Property, any Lessor Lien or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Property; any action, omission or breach on the part of Lessor under this Lease or under any other agreement between Lessor and Lessee; the inadequacy or failure of the description of the Leased Property to demise and let to Lessee the property intended to be leased hereby; any sale or other disposition of the Leased Property; the impossibility or illegality of performance by Lessor or Lessee or both; the failure of Lessor to deliver possession of the Leased Property; any action of any court, administrative agency or other governmental authority; any environmental condition affecting the Leased Property; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

     (c) Lessee will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Lessor or by any court in any such proceeding. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property (except as otherwise expressly provided with respect to condemnation in paragraph (c) of Article 12, paragraphs (a) and (b) of Article 17 hereof and paragraph (h) of Article 22 hereof), or to any abatement or deferment of any Basic Rent, Additional Rent or other sum payable by Lessee hereunder, or for damage, loss or expense suffered by Lessee on account of any cause referred to in this Article 5 or otherwise.

     6.   TAXES AND OTHER CHARGES; LEGAL REQUIREMENTS AND AGREEMENTS.

     (a) Lessee shall pay and discharge, on or before the last day upon which the same may be paid without interest or penalty, and shall indemnify each Indemnified Party on an after tax basis, from and against, all taxes, including any tax based upon or measured by gross rentals or receipts from the Leased Property, assessments, levies, fees, water and sewer rents and other governmental and similar charges, general and special, ordinary or extraordinary, and whether or not the same shall have been within the express contemplation of the parties hereto, and any interest and penalties thereon, which are levied, assessed or due against (i) such Indemnified Party and which relate to such Indemnified Party's interest in the Leased Property, the use, occupancy, operation or possession of the Leased Property or any part thereof or the transactions contemplated by the Operative Documents, (ii) the Leased Property or the interest of Lessee or Lessor therein, (iii) Basic Rent or Additional Rent or other sums payable by Lessee hereunder, (iv) this Lease or the interest of Lessee or the Indemnified Parties hereunder, (v) the use, occupancy, construction, repair or rebuilding of the Leased Property or any portion thereof or (vi) gross receipts from the Leased Property (collectively termed Taxes). If any tax or assessment levied or assessed against the Leased Property may legally be paid in installments, Lessee shall have the option to pay such tax or assessment in installments; provided, however, that upon the termination or expiration of the Term, Lessee shall pay any such tax or assessment which it has been paying in installments in full, on or prior to such termination or expiration date. Nothing in this Lease shall require payment by Lessee of any franchise, estate, inheritance, succession, transfer, net income or profits taxes of Lessor or Beneficiary (the foregoing, collectively, Excluded Taxes), except for transfer taxes, recording fees, or similar charges payable in connection with a conveyance hereunder to Lessee or in connection with Lessor's exercise of remedies after an Event of Default hereunder and any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Lessee hereunder or levied upon or assessed against the Leased Property. Lessee shall prepare and file or cause to be filed on a timely basis all returns and other materials required in connection with any taxes, assessments or other charges that Lessee is required to pay pursuant to this Article 6; provided, however, where legally required, Lessor will sign such return or related power of attorney. Lessee shall furnish to Lessor promptly, and in any event within 30 days after the later of the date the same becomes due and payable and the date of written demand by Lessor, as the case may be, proof of the payment of any such tax, assessment, fee, rent or charge which is payable by Lessee and, upon written demand of Lessor, proof of the filing of all returns and other materials required in connection therewith.

     (b) Lessee shall pay all charges for utility, communication and other services to the extent rendered or used during the Term on or about the Leased Property, whether or not payment therefor shall become due after the Term.

     (c) Lessee shall at all times during the Term, at Lessee's own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now existing or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Leased Property and of any agency thereof, relating to the Leased Property or the facilities or equipment thereon or therein, or the franchises and privileges connected therewith, or, to the extent that Lessor or Lessee has any obligation or responsibility therefor, the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property (collectively, Legal Requirements), whether or not such Legal Requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such Legal Requirements can be said to be within the present contemplation of the parties hereto. Lessee shall at all times during the Term, at Lessee's own cost and expense, perform and comply with the terms of all Permitted Encumbrances and any easement granted or released pursuant to Article 34 hereof and shall perform all of the obligations of Lessor under such Permitted Encumbrances and of the grantor or releasor under the related instrument of grant or release. Lessee shall, at its expense, comply with all provisions of insurance policies required pursuant to Article 13 hereof, and with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Lessee, affecting the Leased Property or any part thereof or the ownership, occupancy, use, operation or possession thereof.

     (d)  Notwithstanding the provisions of paragraphs (a) through (c) of this
Article 6 and those of Article 7, Lessee shall have the right to contest, by appropriate legal proceedings, any tax, charge, levy, assessment, lien or other encumbrance, and/or any Legal Requirement affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, Lessor and the Leased Property, (ii) no part of the Leased Property nor any Basic Rent or Additional Rent or other sums payable by Lessee hereunder shall be in imminent danger of being sold, forfeited, attached or lost, (iii) there shall not exist (x) any interference with the use and occupancy of the Leased Property or any part thereof that has or would have a material adverse effect on the fair market value, utility or useful life of the Leased Property, or (y) any interference with the payment of Basic Rent or any Additional Rent (other than the portion subject to the contest), (iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject of such contest and (v) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Lessor arising from non-payment of the contested item or non-compliance with the contested Legal Requirement. If any Default or Event of Default hereunder shall have occurred and be continuing, or any such contest or contests, individually or in the aggregate, at any one time pending with respect to the Leased Property shall involve an amount of money or potential loss (including fines and similar charges) in excess of $1,000,000, plus any security theretofore provided pursuant to this provision, then Lessee shall either (i) deposit with the Depositary (as defined in subparagraph (i) of paragraph (b) of Article 12 of this Lease) an amount equal to 100% of the tax, charge, levy, assessment, lien or other encumbrance affecting the Leased Property, which amount may be invested in accordance with the terms and provisions set forth in subparagraph (iv) of paragraph (b) of Article 12 of this Lease or (ii) post an equivalent bond, or letter of credit from an institution (other than Lessee or its Affiliates) meeting the requirements to be a Depositary under this Lease, for security. Lessee shall not postpone the payment of any such tax, charge, levy, assessment, lien or other encumbrance for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold by federal, state, county or municipal authority for the non-payment thereof; Lessee shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirement if Lessor will thereby be subject to criminal prosecution, or if any municipal or other governmental authority shall be in a position according to applicable law to commence and carry out any work to comply with the same or to foreclose or sell any lien affecting all or part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance.

     (e)  Without limiting the generality of any of the other provisions of this
Article 6, Lessee shall at all times during the Term of this Lease promptly comply with the terms of, and fully and faithfully pay and perform its obligations as agent incurred under, the Agency Agreement. In the event of the termination of this Lease as herein provided or Lessee's abandonment of the Leased Property, the obligations and liabilities of Lessee (relating to the period included within the Term of this Lease) with respect to each Indemnified Party, actual or contingent, under this Article 6 shall survive such termination or abandonment.

     7. TITLE; LIENS. Lessee represents and warrants to, and covenants with, Lessor that Lessor has and shall have good fee simple title to the Leased Property, subject only to Permitted Encumbrances, and that Lessee shall warrant and defend the same to Lessor against the lawful claims and demands of all persons other than Lessor Liens. Subject to the provisions of paragraph (d) of
Article 6, Lessee will promptly, but in any event no later than the earlier of 30 days after its Actual Knowledge of the filing thereof or the enforcement of the same, at its own expense, remove, satisfy or discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, upon any Basic Rent, or upon any Additional Rent or other sums payable by Lessee under this Lease which arises for any reason (except for Lessor Liens and any other acts or omissions of Lessor or anyone claiming by, through or under Lessor, without the consent of Lessee), including all liens which arise out of Lessee's possession, use, operation and occupancy of the Leased Property, but not including any Permitted Encumbrances. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Leased Property or any part thereof through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Leased Property. In the event of the failure of Lessee to discharge any charge, lien, security interest or encumbrance within the time period set forth above and otherwise as aforesaid, except during the pendency of any contest permitted and conducted pursuant to paragraph (d) of Article 6, after 10 days prior notice to Lessee (or after shorter notice or without notice if prudent under the circumstances to prevent enforcement or other action against Lessor or the Leased Property), Lessor may discharge such items by payment or bond or both, and Lessee will repay to Lessor, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including reasonable attorneys' fees, incurred by Lessor in connection therewith.

     8. INDEMNIFICATION; FEES AND EXPENSES. Lessee shall pay, and shall protect, defend and indemnify Lessor, Bank, Beneficiary, Fleet and their successors in interest, and each and all of such parties' shareholders, officers, directors, employees, attorneys and agents and any holder of any beneficial interest in any of them but only in their capacity as such (each, an Indemnified Party and collectively, the Indemnified Parties) against and hold each Indemnified Party harmless from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands or judgments of any nature actually imposed upon or incurred by such Indemnified Party to the extent (a) arising or alleged to arise from or in connection with or relating to the condition, use, operation, maintenance, subletting and management of the Leased Property during the Indemnification Period, (b) arising from or in connection with or relating to the use and occupancy of the Leased Property by Lessee during the Indemnification Period or anyone claiming by, through or under Lessee as Lessee hereunder or (c) arising from or in connection with any of the following: (i) any injury to, or the death of, any person or any damage to or loss of property on or adjacent to the Leased Property or growing out of or connected with, the ownership, use, nonuse, occupancy, operation, possession, condition, construction, repair or rebuilding of the Leased Property or adjoining property (to the extent arising from or related to the Leased Property or the transactions contemplated by this Lease), or adjoining sidewalks, streets or ways (to the extent arising from or related to the Leased Property or the transactions contemplated by this Lease) or resulting from the condition of any thereof, (ii) any liability actually incurred by the Indemnified Party seeking indemnification hereunder arising from claims by third parties resulting from any violation by Lessee of (A) any provision of this Lease, or (B) any Legal Requirement affecting the Leased Property, or (C) any provision of any lease (other than this Lease) or other agreement relating to the Leased Property as of the date hereof or hereafter in effect to which Lessee is a party or by which Lessee is bound, or (D) any contract or agreement to which Lessee is a party, or any restriction affecting the Leased Property or the ownership, use, nonuse, occupancy, condition, operation, possession, construction, repair or rebuilding thereof or of adjoining property, sidewalks, streets or ways (to the extent arising from or related to the Leased Property or the transactions contemplated by this Lease);
(iii) any contest permitted by paragraph (d) of Article 6; and (iv) any violation or alleged violation by Lessee of any of the terms and provisions hereof; PROVIDED, HOWEVER, that any such indemnity provided for in this Article 8 shall not, as to any Indemnified Party, be available to the extent but only to the extent that any such losses, claims, damages, liabilities, costs, demands or judgments or related expenses resulted from the gross negligence or willful misconduct of such Indemnified Party. The foregoing shall not give rise to any third party beneficiary rights with respect to any Person who is not an Indemnified Party.

     If any Indemnified Party shall be made a party to any such litigation commenced against Lessee, and if Lessee, at its expense, shall fail to provide such Indemnified Party with counsel approved by such Indemnified Party, which approval shall not be unreasonably withheld, Lessee shall pay all costs and reasonable attorney's fees and expenses incurred or paid by such Indemnified Party or its agent in connection with such litigation. Nothing in this Article 8 is meant to limit or otherwise impair the indemnification set forth in Article
9. To the extent legally permissible, such Indemnified Party consents to being represented by the same counsel as Lessee in such action; provided, however, that such Indemnified Party may be represented by separate counsel selected by Lessor and reasonably acceptable to Lessee, at Lessee's expense if, in such Indemnified Party's reasonable judgment, separate counsel is necessary to protect such Indemnified Party's interest because of differing interests of such Indemnified Party and Lessee. Notwithstanding anything to the contrary contained in this Article 8, no Indemnified Party shall enter into any settlement or other compromise with respect to any Claim subject to indemnification under this Article 8 (other than a Claim involving any risk of the imposition of criminal liability on such Indemnified Party) without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, Lessee may not withhold its consent (and otherwise shall be deemed to consent) to such settlement or other compromise unless (i) Lessee shall have first acknowledged in writing its obligation to fully indemnify such Indemnified Party in respect of such Claim and (ii) if, in the reasonable opinion of such Indemnified Party, such Claim involves any risk of significant civil liability on such Indemnified Party or will involve a material risk of the sale, forfeiture or loss of, or the creation of any lien (other than a Permitted Encumbrance) on the Leased Property or any part thereof, Lessee shall have posted a bond or other security satisfactory to the relevant Indemnified Party in respect to such risk.

     In the event of the termination of this Lease as herein provided or Lessee's abandonment of the Leased Property, subject to Section 13 (g) hereof, the obligations and liabilities of Lessee with respect to each Indemnified Party, actual or contingent, under this Article 8 and to the extent attributable to the Indemnification Period, shall survive such termination or abandonment.

     9. ENVIRONMENTAL MATTERS. Lessee represents and warrants (with respect to statements made as of a particular date) and covenants (with respect to future or ongoing obligations) to the Indemnified Parties that:

     (i) at all times during the Term of this Lease, the Leased Property, Lessee, all sublessees and any assignee of Lessee shall comply in all material respects with all applicable Environmental Laws, including the effecting of cures in compliance with Environmental Laws, if applicable; Lessee has, or will have when required, and has ensured that all sublessees of the Leased Property have, obtained all permits, licenses, and any other authorizations to conduct operations at the Leased Property that are required under applicable Environmental Laws (collectively, Environmental Permits) as of the Construction Term Commencement Date and shall obtain and shall ensure that all sublessees of the Leased Property shall obtain and maintain in full force and effect, at all times during the Term of this Lease, all Environmental Permits that are now or hereafter required; Lessee is, and has ensured that all sublessees of the Leased Property are in compliance in all material respects with all terms and conditions of all Environmental Permits required to be in effect as of the Construction Term Commencement Date, and Lessee shall, and shall ensure that all sublessees of the Leased Property shall, comply in all material respects with all terms and conditions of all Environmental Permits now or hereafter required; Lessee shall cause any alterations of, or construction on, the Leased Property to be done in compliance in all material respects with applicable Environmental Laws, and in connection with any such alterations or construction, shall remove and dispose of, in compliance with applicable Environmental Laws, any Hazardous Substances present upon the Leased Property to the extent required or authorized (as to such disposal) by applicable Environmental Laws;

     (ii) as of the Construction Term Commencement Date, (a) no notices, complaints or orders of violation or non-compliance regarding alleged violations of, or strict liability under, Environmental Laws have been received by Lessee or, to the best of its knowledge, by any Person regarding the Leased Property; (b) no federal, state or local governmental environmental investigation or legal action by a private party is pending or, to the best of Lessee's knowledge, overtly threatened, arising under or pursuant to Environmental Laws with regard to the Leased Property; and (c) no liens have been placed upon the Leased Property in connection with any actual or alleged liability under any Environmental Laws;

    (iii) the Leased Property (a) as of the Construction Term Commencement Date has not been used by Lessee or, to the best of Lessee's knowledge, by any other Person to generate, manufacture, refine, produce or process any Hazardous Substance or to store, handle, treat, dispose, transfer or transport any Hazardous Substance other than as set forth in Schedule E, and (b) will not be used by Lessee or any sublessee or assignee of Lessee at any time during the Term of this Lease to generate, manufacture, refine, produce or process any Hazardous Substance or to store, handle, treat, dispose, transfer or transport any Hazardous Substance, other than normal and lawful uses of such Hazardous Substances in lawful quantities and in compliance with Environmental Laws in connection with Lessee's intended use of the Leased Property in accordance with the provisions of Article 4, where such uses will have no material adverse effect upon the Leased Property;

     (iv) as of the Construction Term Commencement Date, except for a retention pond for receiving surface runoff, if any, no surface impoundments are (and during the Term of this Lease, none will be) constructed, operated or maintained in or on the Leased Property and no above ground tanks or other containment structures will be constructed, operated or maintained on the Leased Property in violation of applicable Environmental Laws and no underground storage tanks are (and during the Term of this Lease, none will be) constructed, operated or maintained in or on the Leased Property; as of the Construction Term Commencement Date, there is no asbestos nor asbestos-containing material (except commercially produced product which is being removed in compliance with all Environmental Laws as a part of the Project or the Sodexho P&S as defined in the Agency Agreement) located in, on, at or under the Leased Property nor is there any PCB- containing equipment, including PCB-containing transformers located in, on, at or under the Leased Property nor will any of the foregoing be located in, on, at or under the Leased Property at any time during the Term of this Lease;

     (v) as of the Construction Term Commencement Date, other than as set forth in Schedule E, the Leased Property is free of Hazardous Substances at, in, on or under the Leased Property, regardless of the source of any such Hazardous Substances, except in concentrations that do not exceed those not prohibited under or pursuant to applicable Environmental Laws in connection with Lessee's development and intended use of the Leased Property in accordance with the provisions of Article 4 and none of which will have a material adverse effect upon the Leased Property; and

     (vi) at all time during the Term, other than normal and lawful uses of such Hazardous Substances in lawful quantities and in compliance with Environmental Laws in connection with Lessee's intended use of the Leased Property in accordance with the provisions of Article 4, where such uses will have no material adverse effect upon the Leased Property, neither Lessee nor any sublessee or assignee of Lessee shall, directly or indirectly, place Hazardous Substances at, in, on, over or under the Leased Property.

     Promptly upon obtaining Actual Knowledge thereof, Lessee shall give to Lessor notice of the occurrence of any of the following events: (i) the failure of the Leased Property, Lessee, any sublessee or assignee of Lessee to comply, in all material respects, with any Environmental Law; (ii) the issuance to Lessee, or any sublessee of space in the Leased Property or any assignee of Lessee, of any written notice, complaint or order of violation or non-compliance in any material respect with regard to the Leased Property or the use thereof with respect to Environmental Laws; (iii) any written notice of a pending or threatened investigation by any governmental agency to determine whether Lessee's (or any sublessee's or assignee's) operations on the Leased Property are in violation, in any material respect, of any Environmental Law; (iv) any written notice from any governmental agency requiring any corrective action with respect to the Leased Property or any portion thereof under any Environmental Law; (v) any written notice or other written communication with respect to a pending or threatened private party judicial or administrative action relating to violation, of any Environmental Law in connection with the use, occupancy or operation of the Leased Property; (vi) the existence or threat of a release of a Hazardous Substance at or to or under the Leased Property or any condition regulated by any Environmental Law in each case which is or must be reported to a governmental agency or that could have a material adverse effect upon the Leased Property; or (vii) any other occurrence or discovery of any condition at, adjacent to or under the Leased Property related to Environmental Laws and which would cause or have a material adverse effect on the Leased Property.

     At any time if Lessor receives notice that an adverse change in the environmental condition of the Leased Property has occurred or that an adverse environmental condition with respect to the Leased Property has been discovered, Lessor shall give notice thereof to Lessee, and Lessee shall (i) diligently commence (or cause another Person to commence) to cure such condition, to the extent required by applicable Environmental Laws (including any evaluations or assessment of such conditions) and to develop an appropriate plan with respect thereto (or cause another Person to do so) within 30 days after receipt of such notice (or such shorter period as may be required by law or in the event of an emergency) and (ii) thereafter diligently prosecute (or cause another Person to diligently prosecute) to completion such cure. If Lessee (or such other Person) fails to cure such condition, then Lessor may, after reasonable prior notice to Lessee, take such actions as it may deem necessary to cure such condition. Notwithstanding the foregoing, Lessor shall not be obligated to take any actions in response to any such condition. All costs and expenses reasonably incurred by Lessor in connection with curing any such condition which Lessor is permitted to cure hereunder shall be paid by Lessee upon demand. Notwithstanding anything to the contrary contained in this paragraph, if , in the reasonable professional opinion of Lessor's environmental engineer, the costs to Lessor to cure as permitted hereunder would be in excess of $1,000,000, Lessor, at its option, may require that Lessee purchase the Leased Property. The purchase price for the Leased Property, shall be equal to (i) the Termination Value payable as of the date of purchase, plus (ii) an amount equal to the costs and expenses described in paragraph b(iii) of Article 16. The sale of the Leased Property shall be in accordance with the terms of Article 16 hereof. Lessee agrees to indemnify, defend and hold harmless each Indemnified Party from and against any and all losses, liabilities (including third party liabilities), injuries, damages, judgments, decrees, orders, penalties, claims, charges, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel, consultants and expert witnesses for such Indemnified Party), and including, without limitation, any diminution in the fair market value of the Leased Property, which may be suffered or incurred by, or asserted against such Indemnified Party to the extent arising directly or indirectly out of any breach or violation of this Article 9 or out of the presence, use, storage, transportation, disposal, treatment, release, threatened release, discharge, emission, generation or presence of any Hazardous Substances at, from, on, under or in the Leased Property, regardless of whether occurring before, during or, except as otherwise provided herein, after the Term and regardless of the source of any such Hazardous Substances. Notwithstanding the foregoing or anything to the contrary set forth herein or in any of the other Operative Documents, Lessee shall not be liable for the payment of any indemnification pursuant to this Lease (including, without limitation, to Lessor) to any particular Indemnified Party, for violations of Environmental Laws or environmental contamination to the extent and only to the extent resulting from the actual gross negligence or willful misconduct of such Indemnified Party, its employees, agents or assigns except to the extent resulting from or at the direction of Lessee or resulting from Lessee's failure to comply with this Article 9. Any indemnity payments owed to any Indemnified Party hereunder with respect to any diminution in the fair market value of the Leased Property (Diminution Payments), shall be paid and shall be held by Lessor. So long as no Default or Event of Default has occurred and is continuing and provided that Beneficiary has been paid its Equity Investment in full and has been paid in full all amounts owing to it, then the remaining amount of any such Diminution Payments then held by Lessor shall be paid over to Lessee at the earlier to occur of the end of the Term or the Termination Date.

     The warranties and obligations of Lessee, and the rights and remedies of each Indemnified Party under this Article 9 are in addition to and not in limitation of any other warranties, obligations, rights and remedies provided in this Lease or otherwise at law or in equity.

     In the event of the termination of this Lease as herein provided or Lessee's abandonment of the Leased Property, subject to Section 13 (g) hereof, the obligations and liabilities of Lessee with respect to each Indemnified Party, actual or contingent, under this Article 9 and relating to the period through the end of the Term, whether arising before or after the end of the Term, shall survive such termination or abandonment.

     10.  MAINTENANCE AND REPAIR; ADDITIONS; RELEASE.

     (a) Lessee acknowledges that it has received the Leased Property in good condition, repair and appearance on and as of the Construction Term Commencement Date (or with respect to the Improvements acquired or constructed subsequent thereto, on and as of the date that the Improvements are Substantially Complete, subject only to the "punchlist items", a copy of which will be provided to Lessor). Lessee will, at its cost and expense, keep and maintain the Leased Property, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good condition and repair, ordinary wear and tear (including, without limitation, from the elements) excepted, and (except as otherwise provided in paragraph (c) of Article 12) will make all structural and non-structural, and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the improvements to the Leased Property in order to keep the same in such condition, ordinary wear and tear (including, without limitation, from the elements) and the circumstances described in paragraph (c) of Article 12 excepted, including taking, or causing to be taken, action necessary to maintain the Leased Property in compliance in all material respects with any applicable Legal Requirements, including all applicable Environmental Laws. Lessee covenants to perform or observe all terms, covenants or conditions of any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Leased Property is subject. Lessee shall, at its expense, use its reasonable efforts to enforce compliance in all material respects with any reciprocal easement, maintenance or other agreement benefitting the Leased Property by any other Person subject to such agreement. Lessor shall not be required to maintain, alter, repair, rebuild or replace any improvements on the Leased Property or to maintain the Leased Property, and Lessee expressly waives the right to make repairs at the expense of Lessor pursuant to any law at any time in effect. If Lessee shall abandon the Leased Property, it shall give Lessor prompt notice thereof.

     (b) If Lessor or any governmental authority determines that any Improvements situated on the Leased Property at any time during the term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Leased Property or any part thereof, or shall impair the rights of others under or obstruct any easement or right-of-way to which the Leased Property is subject, then, promptly after the written request of Lessor, Lessee shall, at its expense, either (i) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction whether the same shall affect Lessor, Lessee or both, or (ii) make such changes in the Improvements on the Leased Property and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Leased Property. Any such alteration or removal shall be made in conformity with the following requirements of this Article 10 to the same extent as if such alteration or removal were an alteration under the provisions of paragraph (c) of this Article 10 and there shall be no abatement of rent by reason of such alteration or removal.

     (c) Lessee shall undertake and complete the Work as agent for Lessor in accordance with the terms and conditions of the Agency Agreement. In addition to the Work, during the Term of this Lease, so long as no Default or Event of Default hereunder has occurred and is continuing, after notice to Lessor, Lessee may make any alterations, additions, modifications or improvements to the Leased Property whether or not structurally integrated with the existing Improvements on the Leased Property (each an Addition), provided that, (A) no such Addition
(i) reduces the fair market value of the Leased Property, taking into account any increase in the fair market value of the Leased Property caused by prior improvements to the Leased Property made by Lessee as permitted by this Lease at any time during the Term, adversely affects the structural integrity of such Improvements, or impairs the utility or operation of the Leased Property (in each case other than during the construction period with respect to such Addition), (ii) reduces the remaining useful life of such Improvements, or (iii) violates any agreement or restriction (x) to which the Leased Property is subject or (y) which benefits such Leased Property, and (B) Lessee shall finance construction of any Addition (i) using its own funds, or

(ii) through a borrowing unsecured by any interest in the Leased Property. Any Addition which exceeds 20% of the Cost of the Project shall be consented to by Lessor in writing prior to commencement thereof. Any such Addition shall be made in a good and workmanlike manner using a quality of material and workmanship at least as good as the original work or installation of such Improvements and otherwise in conformance with the character and quality of such existing Improvements and in compliance with all applicable Legal Requirements. Prior to undertaking any Addition, Lessee shall deliver to Lessor an Officer's Certificate with respect to satisfaction of the conditions set forth in the foregoing clauses (A)(i), (A)(ii) and (A)(iii), and, upon the reasonable request by Lessor, the fair market value and the remaining useful life of such Improvements shall be determined by an Appraisal of the Leased Property, performed at Lessee's sole cost and expense. Any Addition shall be made at the sole cost and expense of Lessee, may not be encumbered and shall become the property of Lessor and subject to this Lease. At Lessor's request, Lessee shall within 10 Business Days thereafter execute and deliver to Lessor a lease supplement with respect to any such Additions. Lessee's execution of a lease supplement for any such Addition shall constitute (i) Lessee's acknowledgment and certification that any work associated therewith complies with the requirements of this Article 10 and (ii) as between Lessor and Lessee and for purposes of the Operative Documents but for no other purpose, Lessee's unconditional and irrevocable acceptance of such Addition for lease hereunder, which acceptance shall not constitute a waiver of any rights against third parties.

     (d) All work done in accordance with this Article 10 shall comply with the requirements of all insurance policies required to be maintained by Lessee under
Article 13 hereof. Lessee shall promptly pay all costs and expenses of each such Addition, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith.

     11.  TRADE FIXTURES; INSPECTION.

     (a) Lessor acknowledges and agrees that the items of trade fixtures, cabling and networks running from the utility closets to work stations, machinery and equipment for the Leased Property (but specifically excluding Improvements) that are not financed by Lessor Advances under and as defined in the Agency Agreement as part of the Cost of the Project as defined by the Agency Agreement are and shall remain the property of Lessee (Trade Fixtures) and be treated as "trade fixtures" for the purposes of this Lease and Lessee may remove the same from any Leased Property at any time prior to the termination of this Lease, provided that such removal does not impair the fair market value, utility or useful life of the Leased Property and that Lessee shall repair any damage to such Leased Property resulting from such removal. Lessee may, at its own cost and expense, install or place or reinstall or replace upon or remove from the Leased Property any such Trade Fixtures. Any such Trade Fixtures shall not become the property of Lessor (other than replacements of fixtures, machinery and equipment which are the property of Lessor, which replacement shall also be the property of Lessor). Replacements of fixtures, machinery and equipment which are property of the Lessor shall be of at least equal quality to the replaced fixtures, machinery and equipment when the replaced items were operational. Lessee will be responsible for the repair and maintenance of Trade Fixtures. Lessor, at Lessee's request and expense, will waive or subordinate its lien on Lessee's personal property and Trade Fixtures for the benefit of any equipment lessor or other person providing financing.

     (b) Upon the request of Lessor, Lessee shall make Lessee's records pertaining to the maintenance of the Leased Property available to Lessor for inspection. Lessee shall permit Lessor, Beneficiary, and their agents, at any such party's risk and expense and after reasonable notice to visit and inspect (in the company of a representative of Lessee) the Leased Property, in a manner that does not unreasonably interfere with Lessee's use and operation of the Leased Property at such reasonable times during normal business hours and as often as may be reasonably requested, including, without limitation, to make such inspections as any such party deems necessary or desirable to insure compliance with the provisions of Article 9, Article 10, this Article 11 and
Article 26.

     12.  CONDEMNATION AND CASUALTY.

     (a) Lessee hereby assigns to Lessor any award, compensation, insurance proceeds or other payment to which Lessee may become entitled by reason of its interest in the Leased Property (i) if the Leased Property, or any portion thereof, is damaged or destroyed by fire or other casualty or cause, or (ii) by reason of any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Property or any portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any governmental authority, civil or military, or other Person having the power of eminent domain. So long as there is no Event of Default continuing hereunder, Lessee is hereby authorized and empowered to, at its cost and expense, in the name and behalf of Lessor, Lessee, or otherwise, to appear in any such proceeding or other action, to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such loss, damage or destruction, condemnation, requisition or other taking or sale and to cause any such award, compensation, insurance proceeds or other payment to be paid to Lessor. Furthermore, Lessee shall use reasonable efforts to achieve the maximum award obtainable under the circumstances. Lessor and Beneficiary may, at their respective cost and expense (unless an Event of Default shall have occurred and be continuing in which event such appearance shall be at Lessee's sole cost and expense), appear in any such proceeding or other action, in a manner consistent with the foregoing. To the extent that Lessor or Beneficiary do not appear and act at such proceeding, Lessee shall take all reasonable appropriate action in connection with each such claim, proceeding or other action, and shall pay its costs and expenses in connection therewith. In addition, so long as there is no Default or Event of Default existing and continuing hereunder, Lessee, at its sole cost and expense, shall be entitled to submit, negotiate, accept and prosecute a claim for any award, compensation or insurance proceeds or other payment payable to Lessee to the extent payable for interruption of business, moving expenses or any property owned by Lessee that is not part of the Leased Property (any such insurance proceeds or other payment payable to Lessee to the extent made for interruption of business, moving expenses or any property owned by Lessee that is not part of the Leased Property hereinafter referred to as Lessee's Loss), and Lessee shall retain any award applicable thereto. All amounts so paid or payable to Lessor or Lessee shall be retained by, or paid over to, the party entitled thereto in accordance with the provisions of this Article 12.

     (b) If any part of the Leased Property shall be condemned or taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority or shall be damaged or destroyed by fire or other casualty, and Lessee may not, or does not, elect to terminate the Lease with respect to the Leased Property pursuant to paragraph (c) of this Article 12, then Lessee shall give prompt written notice of such condemnation or casualty to Lessor and shall, at Lessee's own cost and expense, proceed with diligence and promptness to carry out any necessary demolition and to restore, repair, replace, and/or rebuild the Leased Property in order to restore the Leased Property, as nearly as practicable, to a condition and fair market value not less than the condition required to be maintained and fair market value thereof immediately prior to such taking, damage or destruction. No repair work done by Lessee pursuant to this paragraph shall violate the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, and shall be undertaken and completed in a good and workmanlike manner and in compliance in all material respects with the requirements of Article 10 and with all Legal Requirements then in effect with respect to the Leased Property. No work done in accordance with this paragraph (b) of Article 12 shall violate the requirements of all insurance policies required to be maintained pursuant to this Lease.

     Basic Rent and Additional Rent shall not abate hereunder by reason of any taking of, damage to or destruction of the Leased Property, and this Lease shall continue in full force and effect and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such taking, damage or destruction.

     If a Default or Event of Default is continuing hereunder, Lessor shall retain the Net Award (as defined in paragraph (c) of this Article 12) to be applied to effect compliance with Lessee's obligations under Article 22 and the Net Award will be applied on account of and credited against Lessee's obligations under Article 22. If the Net Award is less than the estimated cost of restoring or rebuilding the Improvements on the Leased Property to the condition and fair market value required above in this paragraph (b), and Lessee shall not be qualified to be the Depositary, as provided below, then Lessee shall deposit the amount by which such estimated cost exceeds the Net Award with Fleet or shall post an equivalent bond, whereupon such deposit or bonded amount shall be part of the Net Award for purposes of this paragraph (b). If the Net Award does not exceed $1,000,000, provided that there is no Default or

Event of Default continuing hereunder, then the Net Award shall be promptly paid to Lessee to be applied to the repair and rebuilding work required by this paragraph (b). If the Net Award exceeds $1,000,000, provided that there is no Default or Event of Default continuing hereunder, then:

     (i) the full amount thereof shall be paid to Fleet (the Depositary). The Depositary shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation award or awards, unless the Depositary shall have given an express written undertaking to do so and shall have obtained the consent of Lessee. Moneys received by the Depositary pursuant to the provisions of this Lease shall not be commingled with the Depositary's own funds and shall be held by the Depositary in trust separately for the uses and purposes provided in this Lease. The Depositary shall place any moneys held by it into an interest bearing account; any interest paid or received by the Depositary on the moneys so held in trust shall be paid Lessee unless an Event of Default shall have occurred and be continuing, in which case such interest shall be added to the moneys so held in trust by the Depositary. In disbursing monies pursuant to clause (ii) of this paragraph (b), the Depositary may rely conclusively on the information contained in any notice given to the Depositary by Lessee in accordance with the provisions of said clause (ii), unless Lessor shall notify the Depositary in writing as provided in said clause (ii) that Lessor intends to dispute such information, in which case the disputed amount shall not be disbursed but shall continue to be held by the Depositary until such dispute shall have been resolved.

     (ii) Lessee may request payment out of the Net Award for the actual costs and expenses incurred by Lessee in connection with such repair and rebuilding. Such requests shall be made by written notice to the Depositary, with a copy to Lessor, setting forth in reasonable detail all of such costs and expenses then incurred by Lessee. The Depositary shall promptly disburse (but not prior to the expiration of the five Business Day period set forth in the last sentence of this clause (ii) and not at any time during which a dispute shall exist between Lessor and Lessee as to such amount) to Lessee out of the Net Award the amount of such costs and expenses. If Lessor shall in good faith desire to dispute the information contained in any notice given by Lessee pursuant to this clause (ii), Lessor shall so notify Lessee and the Depositary in writing within five business days after the giving of such notice (the Dispute Notice), specifying the amount intended to be disputed and the nature of the dispute, and Lessor and Lessee shall negotiate in good faith to promptly settle any such dispute. Within five days after delivery of the Dispute Notice, a duly authorized representative of Lessee and Lessor shall meet to discuss and to attempt to resolve such dispute. If no such resolution has been reached within 15 days after delivery of the Dispute Notice, the dispute shall be referred to the Applicable Officer of Lessee and to the most senior authorized representative of Lessor charged with the administration of this Lease for resolution. Such officers shall meet to discuss and attempt to resolve such dispute within 10 days after the expiration of such 15 day period. If such parties are unable to agree on an appropriate resolution within 15 days after the end of such 15 day period, both parties may pursue any rights and remedies they may have hereunder, at law or in equity, and the Depositary shall hold such amounts in trust for Lessor and Lessee pending the outcome thereof.

    (iii) After reimbursement pursuant to clause (ii) above, any remaining Net Award shall be paid to Lessee.

     (iv) Lessee may direct the investment of the amounts deposited with the Depositary pursuant to clause (i) above in the following:


               (A) repurchase obligations of Fleet or one or more financial institutions reasonably acceptable to Lessor at all times fully secured by direct and general obligations of the United States of America or obligations guaranteed as to principal and interest by the United States of America;

               (B) direct and general obligations of the United States of America or obligations guaranteed as to principal and interest by the United States of America purchased at a price of not more than par;

               (C) certificates of deposit of Fleet or one or more financial institutions reasonably acceptable to Lessor at all times insured by the Federal Deposit Insurance Corporation or collateralized by obligations of the types described in the foregoing clauses (A) and (B); or

               (D) commercial paper which is rated "A-1" or better (or comparable ratings) by S&P or "P-1" or better (or comparable ratings) by Moody's, or the successors to such rating organizations.

               (E) interests in mutual funds, substantially all of the assets of which shall be one or more obligations of the type described in the preceding clauses (B), (C) or (D).

               Such investments of such funds shall mature in such amounts and on such dates as to provide that amounts sufficient to pay the amounts requested, and due to, Lessee shall be available on the due dates. The Depositary shall not be liable for any loss resulting from the liquidation of any such investment in order to pay such amounts. The Lessee shall be responsible for any loss of principal as a result of any investments Lessee has directed the Depositary to make.

     (c) If, (i) at any time prior to the Completion Date, the Leased Property, or any portion thereof, shall be condemned or taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority or shall be damaged or destroyed by fire or other casualty, and Lessee shall determine in its reasonable good faith judgment, using such experts as Lessee shall deem necessary or desirable, that, on account of such condemnation, damage or destruction, the Project cannot be Substantially Complete by the Completion Date, or (ii) at any time during the Term of this Lease from and after the Completion Date, all or "substantially all" (as defined below) of the Leased Property shall be condemned or taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority or shall be damaged or destroyed by fire or other casualty and Lessee shall have, in good faith, determined that such condemnation, taking or casualty has rendered the Leased Property permanently unsuitable for continued use in Lessee's business for operations similar to those utilized by Lessee prior to the casualty or condemnation in question, and in the case of either of the foregoing clause (i) or clause (ii) shall have provided to Lessor an Officer's Certificate to that effect, then so long as there is no Event of Default continuing hereunder, Lessee may give notice to Lessor of Lessee's intention to purchase the Leased Property for the Termination Value.

     "Substantially all" of the Leased Property shall be deemed to have been condemned, damaged, destroyed or taken, as the case may be, if Lessee shall have, in good faith, determined that the remaining portion of the Leased Property or access thereto shall not be of sufficient size or character to permit the continued operation by Lessee of its business operations on an economically feasible basis, assuming that such remaining portion had been repaired and restored to the fullest extent reasonably practicable.

     If, pursuant to the foregoing provisions of this paragraph (c) of this
Article 12, Lessee shall have determined not to restore the Leased Property, then Lessee shall give notice to Lessor of Lessee's intention to terminate this Lease with respect to the Leased Property not later than 120 days after the occurrence of such condemnation or taking or 120 days after the occurrence of such casualty (subject to reasonable extension in the event the insurer has not notified Lessee within 30 days after the occurrence of any such casualty regarding the amount of proceeds to be awarded under the applicable insurance policy), whichever is applicable. Lessee's notice to Lessor shall (i) contain a description of the relevant condemnation, taking or casualty, (ii) specify the date on which this Lease shall terminate with respect to the Leased Property which shall be the Payment Date, next occurring that is at least 30 days after such notice is given (the Termination Date), and (iii) contain the irrevocable commitment of Lessee to purchase Lessor's interest in the Leased Property (and, if applicable, the Net Award hereinafter referred to), on such Termination Date for the Termination Value. On such Termination Date Lessor shall transfer, and Lessee shall purchase, Lessor's interest in the Leased Property (and the Net Award, if applicable) in accordance with the provisions of Article 16 hereof. Upon completion of such purchase, and payment by Lessee of the Termination Value, and any other sums owed by Lessee pursuant to paragraph b(iii) of Article 16 hereof, the entire award, compensation, insurance proceeds or other payment, if any, on account of any such condemnation, taking or casualty, less any expenses reasonably incurred by Lessor in collecting such award, compensation, insurance proceeds or other payment and not already paid (or reimbursed to Lessor) by Lessee pursuant to paragraph (a) of Article 12, shall be paid and belong to Lessee (such award, compensation, insurance proceeds or other payment, less such expenses, plus, in the case of any award with respect to a condemnation or taking, any investment income earned with respect to the foregoing amounts, being herein called the Net Award).

     (d)  Notwithstanding any other provision to the contrary contained in this
Article 12, in the event of a temporary condemnation with respect to the Leased Property, this Lease shall remain in full force and effect and Lessee shall be entitled to the Net Award allocable to such temporary condemnation; except that any portion of the Net Award allocable to the time period after the expiration or termination of the Term of this Lease with respect to the Leased Property shall be paid to Lessor and held by Lessor until Lessee purchases the Leased Property pursuant to this Lease.

     (e) Lessor agrees to send to Lessee promptly after actual receipt by Lessor a copy of any notice with respect to any condemnation affecting the Leased Property, but failure to do so by Lessor shall not excuse performance by Lessee hereunder or otherwise limit or affect in any way whatsoever Lessee's obligations hereunder.

     13.  INSURANCE.

     (a) Lessee shall, during the Term, at its cost and expense, maintain or cause to be maintained insurance of the following character and shall cause to be delivered to Lessor annual certificates of the insurers as to such coverage:

     (i) "all risks" property insurance (including flood insurance if the Leased Property is located in a flood hazard zone) covering the Leased Property and all replacements and additions thereto, and all building materials and other property which constitute part of the Leased Property in a manner consistent with insurance maintained by Lessee on properties similar to the Leased Property and in any event in amounts not less than the actual replacement cost of the Leased Property (without depreciation) less land and other uninsurable items.

     (ii) public liability insurance covering liability against claims for bodily injury, death or property damage, occurring on, in or about the Leased Property and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use and occupancy of facilities located on the Leased Property or as a result of the rehabilitation or construction thereof or the use of products or materials manufactured, processed, constructed or sold, or services rendered, on the Leased Property, in the minimum amount of $5,000,000 with respect to any one occurrence, accident or disaster or incidence of negligence. Coverage should include "premises/operations", "independent contractors", and "blanket contractual" liabilities.

    (iii) builder's risk coverage insurance in amounts appropriate for the construction work being undertaken during the Construction Term and thereafter during the course of any construction, rehabilitation or repair of any Improvements (including construction or rehabilitation underway as of the date hereof) against "all risks", including collapse and transit coverage, during construction, rehabilitation or repair of such Improvements, covering the total value of work performed and equipment, supplies and materials furnished, in an amount equal to the actual replacement cost of such Improvements (without depreciation) less uninsurable items.

     (iv) worker's compensation insurance (or other similar insurance or self insurance program permitted and in compliance with the laws of the Commonwealth of Massachusetts) covering all Persons employed by Lessee in connection with any work done on or about the Leased Property with respect to which claims for death or bodily injury could be asserted against Lessor, Lessee or the Leased Property, complying with the laws of the Commonwealth of Massachusetts.

     (v) such other insurance, in such amounts, against such risks, and with such other provisions as is customarily and generally maintained by operators of similar properties of a financial standing similar to Lessee in similar locations, when and to the extent obtainable.

     Such insurance shall be effected under standard or manuscript form policies, issued by insurers of recognized responsibility authorized to do business in the Commonwealth of Massachusetts which are well rated by national rating authorities naming Lessor and Beneficiary as additional insured with respect to insurance described in clauses (ii) or, to the extent applicable (v) above and shall name Lessor, Beneficiary and Lessee as loss payees, as their interests may appear, with respect to insurance described in clauses (i), (iii) or, to the extent applicable, clause (v) above. Such insurance may provide for deductible amounts of up to $250,000 per occurrence.

     (b)  [Intentionally Omitted.]

     (c) In addition to the foregoing, every insurance policy maintained in accordance with clauses (i) or (iii) of paragraph (a) of this Article 13 shall provide that the issuer waives all rights of subrogation against Lessor, and any successor to Lessor's interests in the Leased Property, and every insurance policy maintained in accordance with clauses (i), (ii), (iii) or (v) of paragraph (a) of this Article 13 shall: (i) provide that 30 days advance written notice of cancellation, modification, termination or lapse of coverage shall be given to Lessor, and that such insurance, as to the interest of Lessor, shall not be invalidated by any act or neglect of Lessor, Lessee or any party, nor by any foreclosure or any other proceedings relating to the Leased Property, nor by use or occupation of the Leased Property for purposes more hazardous than are permitted by such policy; (ii) be primary and without right or provision of contribution as to any other insurance carried by Lessor or any other interested party; and (iii) in the event any insuring company is not domiciled within the United States of America, include a United States Service of Suit clause (providing any actions against the insurer by the named insured or Lessor are conducted within the jurisdiction of the United States of America).

     (d) Nothing in this Article 13 shall prevent Lessee from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy (which policy or certificates thereof acceptable to Lessor shall be delivered to Lessor) which may cover other properties owned, operated, leased or occupied by Lessee as well as the Leased Property; provided, however, that any such blanket insurance of the kind provided for shall not contain any clause which would result in the insured thereunder being required to create a reserve or carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the actual replacement cost of such property in order to prevent the named insureds from becoming a co-insurer of any loss with the insurer under such policy. Further, such policies of blanket insurance shall, as respects the Leased Property, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article 13.

     (e) Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article 13 to be furnished by Lessee, unless Lessor is included therein as an additional insured, with loss payable as in this Lease provided and otherwise complying with the requirements of paragraph (c) of this Article 13. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor certificates of insurers evidencing such insurance.

     (f) Lessee shall deliver to Lessor prior to the execution of this Lease certificates of insurers, evidencing all of the insurance required under paragraph (a) of Article 13 hereof. Lessee shall, in connection with the expiration of any required insurance policy, deliver to Lessor, certificates (and upon written request, actual policies) of insurers evidencing the renewal of any such policy. If Lessee fails to maintain or renew any insurance required by this Lease, or to pay the premium therefor, or to so deliver any such certificate, then Lessor, at its option, but without obligation to do so, may, upon ten Business Days' notice to Lessee, procure such insurance, pay such premium or deliver such certificate. Any sums so expended by Lessor shall be Additional Rent hereunder and shall be repaid by Lessee within five Business Days after notice to Lessee of such expenditure and the amount thereof. With respect to any insurance policy required to be maintained pursuant to this Lease, upon request of Lessor, Lessee shall deliver to such requesting party a copy of such insurance policy.

     (g) Lessee shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease, to the extent necessary to avoid invalidating such insurance policy or impairing the coverage available thereunder. In the event of the termination of this Lease as herein provided or Lessee's abandonment of the Leased Property, the obligations and liabilities of Lessee with respect to each Indemnified Party, actual or contingent, under this Lease shall survive such termination or abandonment; provided, however, Lessee shall only be required to maintain the insurance set forth in Section 13 (a) (ii) above for twelve years after the termination of this Lease.

     14.  FINANCIAL STATEMENTS; OTHER INFORMATION.

     (a) Lessee will deliver to Lessor and Beneficiary the following financial statements of Lessee described below. Lessee shall deliver (i) at any time that Lessee is a public company, (A) as soon as practicable, copies of all such financial statements, proxy statements, notices, other communications and reports as Lessee shall send on a regular basis to its shareholders and other information, if any, generally made available to banks and other lenders and (B) copies of all regular, current or periodic reports (including reports on Form 10-K, Form 8-K and Form 10- Q) which Lessee is at any time required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission; and (ii) at any time that Lessee is not a public company required to file reports with the Securities and Exchange Commission containing such financial statements, as soon as practicable and in any event within 90 days after the end of each Fiscal Year, and within 45 days after the end of any other Fiscal Quarter or shorter period, a consolidated statement of income, and a consolidated statement of cash flows, a consolidated statement of shareholder equity, and a consolidated balance sheet of Lessee as at the end of each such year or Fiscal Quarter or shorter period, setting forth in each case in comparative form the corresponding consolidated figures from the preceding annual audit or corresponding Fiscal Quarter or shorter period in the prior Fiscal Year, as appropriate, all in reasonable detail and certified to Lessee as to the annual consolidated statements by independent public accountants of recognized national standing selected by Lessee, whose certificate shall be based upon an examination conducted in accordance with generally accepted auditing standards and the application of such tests as said accountants deem necessary under the circumstances. Concurrently with the delivery of annual financial statements pursuant hereto, Lessee will deliver to Lessor and Beneficiary an Officer's Certificate that there exists no Default or Event of Default under this Lease or the Agency Agreement, or if any such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Lessee proposes to take with respect thereto. Lessee will keep adequate records and books of account reflecting all its financial transactions with respect to this Lease and the transactions contemplated hereby. In addition, Lessee agrees upon prior written request to meet with Lessor or Beneficiary, during normal business hours at mutually convenient times, from time to time, to discuss this transaction and Lessee's business and financial condition generally.

     (b) Lessee shall deliver or cause to be delivered to Lessor and Beneficiary, such additional information with respect to Lessee, the Leased Property, this Lease and the transactions contemplated hereby, as Lessor and Beneficiary may reasonably request from time to time.

     15.  FINANCIAL COVENANTS; MERGERS; ACQUISITIONS; ASSET SALES.

     A. Lessee hereby covenants and agrees that Lessee shall be in compliance with the following tests:

     (a) LIQUIDITY RATIO. At the end of each Fiscal Quarter, the Liquidity Ratio shall be not less than 1.5 to 1.

     (b) TANGIBLE CAPITAL BASE. At all times the Tangible Capital Base of Lessee will be not less than $60,000,000.

     (c) DEBT SERVICE COVERAGE. At the end of each Fiscal Quarter, Lessee's Debt Service Coverage will be not less than 2.0 to 1, PROVIDED, HOWEVER, that in the event Lessee is unable to maintain the Debt Service Coverage required by this subsection (c) Lessee shall not be in Default hereunder if Lessee's Cash and Cash Equivalents shall total not less than $50,000,000 on or before October 31, 2000 and $40,000,000 thereafter.

     (d) Lessee shall determine its Liquidity Ratio, Tangible Capital Base and Debt Service Coverage as of the last day of each of its Fiscal Quarters and, within 45 Business Days of the end of such quarter deliver an Officer's Certificate to Lessor, Beneficiary and Fleet showing the results of such determination in sufficient detail to permit Lessor, Beneficiary and Fleet to evaluate such determination. Nothing contained in the preceding sentence shall effect Lessee's obligations to maintain, in compliance with the next previous paragraph (a), its Tangible Capital Base at all times other than such last day of each of its fiscal quarters. Lessee agrees to inform Fleet of any occurrence which has or would be likely in the future to cause Lessee to violate its covenants contained in paragraphs 15A(a) through (c).

     (e) DEFINITIONS. As used in this Article 15, the following terms have the meanings set forth below. In the event that any term used in paragraph 15(A)(a) through (c) or a definition thereof shall not be defined in this paragraph 15A(e), such term shall have the meaning defined in Article 31 of this Lease or if not so defined, shall have the meaning assigned thereto by GAAP.

          (i) ACCOUNTS RECEIVABLE means, collectively, any account receivable determined in accordance with GAAP which (v) has not been acquired from any other Person, (w) is not subject to any lien in favor of any Person, (x) is a valid, binding and legally enforceable obligation of the Person who is obligated thereunder, (y) is not outstanding more than 90 days past the invoice date thereof, and (z) the obligor thereunder is not a Subsidiary or an Affiliate of Lessee.

          (ii) CAPITAL ASSET means each asset which would properly be classified as a capital asset on a balance sheet of the Person owning such asset, in accordance with GAAP, including, without limitation, all fixed assets and investments consisting of the capital stock or Indebtedness of any other Person.

          (iii) CASH EQUIVALENT means any debt of any Person other than an Affiliate or Subsidiary of Lessee, due within 30 days of the date of determination and otherwise has the meaning assigned to it by GAAP.

          (iv) CONTINGENT OBLIGATION means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness or contractual obligation of another Person, if the purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or contractual obligation that such Indebtedness or contractual obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness or contractual obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, and (b) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (iii) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i),
(ii) or (iii) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.


          (v) CURRENT MATURITIES OF LONG TERM DEBT means the amount payable in respect of long term debt (as defined by GAAP), as principal, during the next succeeding Fiscal Quarter subsequent to date of determination.

          (vi) DEBT SERVICE COVERAGE means as of the last day of each Fiscal Quarter of Lessee, EBITDA during the preceding four Fiscal Quarters, divided by the sum of Current Maturities of Long Term Debt plus Interest Expense during such preceding four Fiscal Quarters.

          (vii) EBITDA means, as to the Lessee and in respect of any fiscal quarter, an amount equal to (a) net income determined on a FIFO basis for such period, PLUS (b) depreciation and amortization expense and other non-cash charges for such period, PLUS (c) Interest Expense during such period, PLUS (d) an amount equal to the Lessee's income tax expense as reflected on the Lessee's books of account during such period, PLUS (e) any items of loss which are extraordinary items as defined by GAAP, MINUS (f) any items of gain which are extraordinary items as defined by GAAP.

          (viii) FIFO means the first-in-first-out method of determining value of Inventory in accordance with GAAP.

          (ix) INDEBTEDNESS of any Person means, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or Lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations, (e) all Contingent Obligations, (f) all Indebtedness referred to in clause (a), (b),
(c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (g) the obligation to pay due and unpaid Additional Rent hereunder, and (h) the amount at which any redeemable preferred stock of such Person is required to be redeemed.

          (x) INTANGIBLE ASSETS means the SUM of (a) all goodwill, organizational expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
(b) securities which are not Readily Marketable

Securities, and (c) any items not included in the preceding clauses (a) and (b) which are treated as intangibles in conformity with GAAP.

          (xi) INTEREST EXPENSE means, as to the Lessee and in respect of any Fiscal Quarter, an amount equal to the total amount of all interest accrued on Indebtedness of the Lessee during such period.

          (xii) LIFO means the last-in-first-out method of determining value of Inventory in accordance with GAAP.

          (xiii) LIQUIDITY RATIO means the ratio of cash, Cash Equivalents, Readily Marketable Securities and Accounts Receivable to Total Liabilities.

          (xiv) READILY MARKETABLE SECURITIES means securities issued by any Person which is not an Affiliate or Subsidiary of Lessee which (i) is subject to a repurchase obligation within the next 60 days from any bank subject to the FDIC (ii) would be an investment permitted by clauses (i) through (v) of paragraph (d) of Article 15(B) or (iii) or as to which an over the counter or formal security market exists from which quotations as to the value of such securities may be obtained and is not subject to any lien in favor of any Person.

          (xv) SHAREHOLDERS EQUITY means with respect to any Person, the equity of shareholders of any such Person, determined on a consolidated basis in accordance with GAAP.

          (xvi) SUBORDINATED DEBT means any Indebtedness no portion of which would be payable after an Event of Default hereunder until all payments (including but not limited to Basic Rent and Additional Rent) payable under this Lease had been paid in full.

          (xvii) TANGIBLE CAPITAL BASE means Shareholders Equity plus Subordinated Debt less Intangible Assets.

          (xviii) TOTAL LIABILITIES means, as to Lessee as of a given date, the total consolidated liabilities of Lessee, determined in accordance with GAAP.

     B.   At all times during the Term:

     (a) SALES OF CAPITAL ASSETS. Without the reasonable consent of Lessor, Lessee and any of its Subsidiaries may only sell only those Capital Assets which it is selling in the ordinary course of its business.

     (b) MERGERS AND CONSOLIDATIONS. Lessee shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge with or into any other corporation or entity, or permit any other corporation or entity to consolidate with or merge with or into the Lessee or any such Subsidiary; except that (i) any corporation may merge into the Lessee or any of its Subsidiaries and any Subsidiary may merge into another corporation if, contemporaneously therewith, such corporation becomes a Subsidiary of the Lessee, PROVIDED that, after consummation of such merger, (A) no Default or Event of Default shall exist, and (B) the Lessee or its Subsidiary shall be the surviving corporation, (ii) the Lessee may merge or consolidate one or more Subsidiaries with and into the Lessee or with and into another of its Subsidiaries, and (iii) the Lessee may liquidate or dissolve any of its Subsidiaries.

     (c) GUARANTIES. Lessee will not, without the prior written consent of Lessor, assume, guaranty, endorse, or otherwise become directly or contingently liable (including without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, and (ii) guaranties existing at the date hereof and disclosed to Lessor.

     (d) LIMITATION ON INVESTMENTS AND CAPITAL EXPENDITURES. Lessee will not, without Lessor's prior written consent, invest in, hold or purchase any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof; (ii) securities of United States corporations with a minimum Moody's rating of A; (iii) traditional money market instruments with a minimum rating of A1/P1; (iv) institutional money market funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i), (ii) and (iii) of this paragraph (d); (iv) deposits with or certificates of deposit issued by Beneficiary and any other obligations of Beneficiary or Beneficiary's parent; (v) deposits in any other bank organized in the United States having capital in excess of $100,000,000; (in each of cases (i) through (v) having maturity of less than two years) (vi) investments in any Subsidiaries now existing or hereafter created by the Borrower, (vii) any investment in an equity interest of another person made for strategic reasons relating to Lessee's biotechnology business provided that the total amount so invested in any one Person shall not exceed $50,000 and the aggregate of all such investments shall not exceed $250,000; and (viii) with Lessor's consent investments in any entity created by Lessee (alone or with a third party) to which Lessee contributes any of its intellectual property in return for an equity investment for reasonable consideration; provided that Lessee does not guaranty or is otherwise liable for any indebtedness incurred by such entity.

     16.  PURCHASE PROCEDURE.

     (a) In the event of the purchase of the Leased Property by Lessee pursuant to any provision of this Lease, the terms and conditions of this Article 16 shall apply.

     (b)  On the closing date fixed for the purchase of the Leased Property:

     (i) Lessee shall pay to Lessor, in lawful money of the United States in immediately available funds, at Lessor's address hereinabove stated or at any other place in the continental United States which Lessor may designate, the Purchase Price pursuant to Article 28 or Termination Value and related amounts required to be paid pursuant to Article 9, paragraph (c) of Article 12 or paragraph (a) or (b) of Article 17 or paragraph (c) or (h) of Article 22, whichever is applicable; and

     (ii) Lessor shall execute and deliver to Lessee or Lessee's designee good and sufficient quitclaim deeds, assignments and/or such other instrument or instruments as may be appropriate, which shall transfer the Leased Property, including any rights of Lessor against any party through whom Lessor derived its title to the Leased Property, subject to (A) any encumbrances existing on the Construction Term Commencement Date, (B) Permitted Encumbrances (other than this Lease, unless Lessee requests that this Lease remain), (C) all liens, encumbrances, charges, exceptions and restrictions attaching to the Leased Property after the Construction Term Commencement Date (other than Lessor Liens created without the consent of Lessee), and (D) all Legal Requirements. In the case of a purchase of the Leased Property by Lessee pursuant to paragraph (c) of Article 12 hereof, Lessor shall also pay to Lessee the Net Award, if any and assign to Lessee all rights to any award not yet received; and

    (iii) Lessee shall pay all charges incident to such transfer, including but not limited to all transfer taxes, recording fees, title insurance premiums and federal, state and local taxes, (except for any Excluded Taxes), and reasonable attorneys' fees and expenses of Lessor's counsel; and

     (iv) Except as otherwise provided herein, this Lease shall terminate and be of no further force and effect.

     17.  FAILURE TO COMPLETE; PURCHASE DURING TERM.

     (a) If the Project is not Substantially Complete or Lessee shall not have certified such fact to Lessor pursuant to Article 35, on or before the Completion Date for any reason whatsoever, so long as no other Default or Event of Default shall have occurred and be continuing hereunder, then Lessor shall not exercise its remedies under Article 22 hereof with respect to such failure of the Project to be Substantially Complete so long as not later than the tenth business day prior to the Completion Date Lessee shall have delivered to Lessor a written notice (the Non-Completion Termination Notice) specifying the exercise by Lessee of its option either (i) to purchase the Leased Property pursuant to Article 28 or (ii) to Terminate the Lease 140 days after the Completion Date (also a Term Termination Date) subject to the terms of Article
28. Time shall be of the essence in delivering any Non-Completion Termination Notice.

     (b)  So long as Lessee shall not be in Default under clause (iii), (iv) or
(v) of Article 22, Lessee shall have the option, exercised by a written notice to Lessor delivered not less than 90 days prior to the proposed date of purchase to purchase the Leased Property on any Payment Date.

     (c) The purchase price for the Leased Property payable by Lessee pursuant to this Article 17 shall be equal to the Purchase Price.

     18. QUIET ENJOYMENT. So long as no Event of Default under this Lease shall have occurred and be continuing, Lessor covenants (subject to the first sentence of Article 5 hereof) that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the Leased Property during the Term. Notwithstanding the preceding sentence, Lessor may exercise its rights and remedies under paragraph (b) of Article 22 and Lessor or its agents may enter upon and inspect the Leased Property in accordance with the provisions of
Article 11. Lessor shall keep the Leased Property free of Lessor Liens. Any failure by Lessor to comply with the foregoing warranty shall not give Lessee any right to cancel or terminate the Lease, or to abate, reduce or make deduction from or offset against any Basic Rent or Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder. Subject to the foregoing sentence, Lessee shall have the right to obtain injunctive or other relief against Lessor for breach of the aforesaid covenant of peaceful and quiet possession and enjoyment of the Leased Property.

     19. SURVIVAL. In the event of the termination of this Lease with respect to the Leased Property, as herein provided, the obligations and liabilities of Lessee, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination unless otherwise expressly provided herein.

     20.  SUBLETTING; ASSIGNMENT.

     (a) Subject to paragraphs (c) and (d) of this Article 20, Lessee may sublet the Leased Property or any portion or portions thereof, provided that (i) no Default or Event of Default under this Lease has occurred and is continuing on the date such sublease is entered into, (ii) each sublease shall expressly be made subject and subordinate to the provisions of this Lease and shall be expressly subject to termination in the event this Lease is terminated pursuant to Article 28(b), Article 30(b) or an Event of Default hereunder, and (iii) each such sublease shall contain standards with regard to maintenance, repair, use, condition upon surrender and other matters relevant to the Leased Property, which are no less strict than those hereunder, and shall prohibit further subleasing.

     (b) Lessee may not assign its interest under this Lease except to a Subsidiary or an Affiliate or with the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion, and subject to paragraphs (c) and (d) of this Article 20 and provided that such assignment shall expressly be made subject and subordinate to the terms of this Lease.

     (c) No such sublease or assignment shall affect or reduce any obligations of Lessee or rights of Lessor hereunder, and all obligations of Lessee hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made.

     (d) Lessee shall, (i) at least 30 days prior to the execution of any sublease, deliver to Lessor notice of Lessee's intention to sublet in each case, which shall include the identity of the sublessee or proposed sublessee, as the case may be, and stating that such sublease complies with the provisions of this
Article 20 and contains the express subordination required thereby and that Lessee has made a good faith determination that such sublease does not adversely affect the fair market value of the Leased Property, or the utility or useful life of the Leased Property and (ii) within 30 days after such execution, shall so deliver a conformed copy of such sublease (with acknowledgments) and a conformed copy of any short form lease or memorandum of lease which has been prepared for recording purposes.

     (e) This Lease shall not be mortgaged by Lessee, nor shall Lessee mortgage or pledge the interest of Lessee in and to any sublease of the Leased Property or any portion thereof or the rental payable thereunder. Any such prohibited mortgage or pledge, and any sublease or assignment not permitted by this Article 20, shall be void.

     21. ADVANCES BY LESSOR. If Lessee shall fail to make or perform any payment or act required by this Lease, then, upon 30 days' notice to Lessee (or upon shorter notice, or with no notice at all, to the extent necessary to meet an emergency or a governmental or municipal time limitation, Lessor may at its option make such payment or perform such act for the account of Lessee, and Lessor shall not thereby be deemed to have waived any default or released Lessee from any obligation hereunder. Lessor shall give Lessee prompt notice of any such payment or act including the amount and payee, but failure to give such notice shall not impair Lessor's rights to reimbursement for amounts so paid or otherwise limit Lessee's obligations hereunder in any way whatsoever. Amounts so paid by Lessor and all incidental costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such payment or performance, together with interest thereon at the Overdue Rate with respect to Additional Rent provided in Article 3, from the date advanced through the date repaid by Lessee, shall constitute Additional Rent and shall be paid by Lessee to Lessor on demand.

     22.  CONDITIONAL LIMITATIONS -- EVENTS OF DEFAULT AND REMEDIES.

     (a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease and if Lessee has actual knowledge thereof Lessee shall notify Lessor within five days of obtaining such knowledge of the occurrence thereof:

     (i) if Lessee shall (A) default in making payment of any installment of Basic Rent five days after such payment shall be due, (B) default in making payment of any Additional Rent (other than as provided in (vi) below) which default shall continue for five days after notice from Lessor of such default, (C) fail to keep in full force and effect the casualty or general liability insurance coverage required to be maintained by Lessee pursuant to Article 13, (D) assign this Lease or any part hereof in violation of the provisions of Article 20 hereof, or (E) enter into a sublease with respect to this Lease or any part hereof in violation of the provisions of Article 20; or

     (ii) if Lessee shall default in the performance of any covenant, agreement or obligation on the part of Lessee to be performed under this Lease other than such covenants that are referred to in clause (i), (vi),
          (viii), (xi), (xiii) or (xiv), and such default shall continue for any specific period expressly provided with respect to such covenant, agreement or obligation, or if no such specific period is provided, for a period of 30 days after notice thereof from Lessor; provided, however, that in the case of a default which can with reasonable diligence be remedied by Lessee, but not within a period of 30 days, if Lessee shall promptly commence to remedy the default and thereafter shall prosecute the remedying of such default with all reasonable diligence, the period of time after obtaining such notice of default within which to remedy the default shall be extended for such period as may be reasonable to remedy the same with all reasonable diligence, up to a maximum period of 90 days after notice of such default from Lessor; and provided further, that with respect to any contest by Lessee pursuant to paragraph (d) of Article 6 hereof, any failure to comply with the conditions precedent to the right to so contest shall constitute an immediate Event of Default hereunder; or

    (iii) if Lessee, or any corporation succeeding to Lessee by merger, consolidation or acquisition of all or substantially all of its assets, shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Act, or shall be adjudicated a bankrupt or become insolvent or shall make an Assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall be dissolved, or shall suspend payment of its obligations, or shall take any corporate action in furtherance of any of the foregoing; or

     (iv) if a petition or answer shall be filed proposing the adjudication of Lessee or any corporation succeeding to Lessee by merger, consolidation or acquisition of all or substantially all of its assets as a bankrupt or its reorganization pursuant to the Bankruptcy Act, and (A) Lessee or its successor corporation shall consent to the filing thereof, or (B) such petition or answer shall not be discharged or denied within 90 days after the filing thereof; or

     (v) if a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Lessee or any corporation succeeding to Lessee by merger, consolidation or acquisition of all or substantially all of its assets, or of all or substantially all of the business or assets of Lessee or its successor corporation or of Lessee's or its successor corporation's estate or interest in the Leased Property, and shall not be discharged within 90 days thereafter, or if Lessee or its successor corporation shall consent to or acquiesce in such appointment; or

     (vi) if Lessee shall fail to pay any Adjustment Price, Termination Value, Purchase Price or Maximum Lessee Risk Amount payable to Lessor as required by this Lease; or

    (vii) if the Leased Property shall have been left unattended, unsecured and without maintenance in accordance with Article 10 hereof for a period of 30 days; or

   (viii) if, as of the time when the same shall have been made, any representation or warranty of Lessee set forth herein or in any consent, notice, certificate, demand, request or other instrument delivered by or on behalf of Lessee in connection with or pursuant to this Lease shall prove to have been incorrect or misleading in any material respect when made; or

     (ix) if a final judgment for the payment of money in excess of $2,500,000 (net of insurance proceeds received) shall be rendered against Lessee and Lessee shall not comply with such judgment, or discharge the same or cause it to be discharged within 60 days from the entry thereof (or until the expiration of the period in which an appeal may be filed if such period should be longer), or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

     (x) if Lessee has defaulted under any contract or agreement for borrowed money or under any Capital Leases, including but not limited to any existing agreement with Beneficiary or its successors or assigns; or

     (xi) if Lessee shall fail to purchase the Leased Property in accordance with Article 17(a) and pay the Termination Value therefor and other amounts required to be paid pursuant to paragraph (c) of Article 17 in accordance with Article 16 hereof, if and when required to do so thereunder; or

    (xii) if any Event of Default (as defined therein) shall have occurred and be continuing under the Agency Agreement;

   (xiii) if Lessee shall fail to surrender the Leased Property as and when required and in the condition required in accordance with Article 26; or

    (xiv) the Work shall not have been Substantially Completed by the Completion Date.

     (b) This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred and be continuing, Lessor may, at Lessor's option, elect to (i) lawfully re-enter the Leased Property, without notice except as otherwise provided by applicable law, and remove all Persons and property therefrom, either by summary proceedings or by any other suitable action or proceeding at law, or by other lawful means, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Leased Property, together with the appurtenances thereto and the improvements thereon; and/or (ii) terminate this Lease at any time by giving notice in writing to Lessee, electing to terminate this Lease and specifying the date of termination, and the Term of this Lease shall expire by limitation at midnight on the date specified in such notice as fully and completely as if said date were the date herein originally fixed for the expiration of the Term hereby granted, and Lessee shall thereupon quit and peacefully surrender the Leased Property to Lessor in accordance with the provisions of Article 26 hereof, without any payment therefor by Lessor, and upon the date following the date specified in such notice, or at any time thereafter, Lessor may re-enter the Leased Property as provided in the preceding clause (i).

     (c) In case of any such re-entry, termination and/or dispossession by summary proceedings or otherwise as provided in the immediately preceding paragraph, (i) the Basic Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or expiration, together with such expenses, including reasonable attorneys' fees, as Lessor shall incur in connection with such re-entry, termination and/or dispossession by summary proceedings or otherwise; and (ii) Lessor may in good faith relet the Leased Property or any part or parts thereof (but shall be under no obligation to do so), either in the name of Lessor or otherwise, for a term or terms which may, at Lessor's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term; and
(iii) Lessee shall also pay to Lessor the amount by which the Basic Rent provided for in this Lease exceeds the net amount, if any, of the rents collected on account of the leases of the Leased Property for each quarterly portion of the period which would otherwise have constituted the Term, which amounts shall be paid in quarterly installments by Lessee on the respective Payment Dates specified therefor, and any suit brought to collect said amounts for any quarterly period shall not prejudice in any way the rights of Lessor to collect the deficiency in any subsequent quarterly period by a similar action or proceeding; and (iv) Lessee shall also pay to Lessor all other damages and expenses which Lessor shall reasonably have sustained by reason of the breach of any provision of this Lease, including without limitation reasonable attorneys' fees and expenses, brokerage commissions and expenses incurred in altering, repairing and putting the Leased Property and any buildings and improvements thereon in good order and condition and in preparing the same for reletting, which expenses shall be paid by Lessee as they are incurred by Lessor; or (v) at the option of Lessor exercised at any time, Lessor forthwith shall be entitled to recover upon demand from Lessee as liquidated damages, in addition to any other proper claims but in lieu of and not in addition to any amount which would thereafter have become payable under the preceding clause (iii) and less any amounts theretofore collected under the preceding clause (ii) and applied against repayment of the Equity Investment, the Termination Value as set forth in Schedule C hereto for the date on which Lessor demands such payment, payable as of the date of such demand by Lessee under this Lease, whereupon Lessor shall transfer and convey to Lessee all of Lessor's right, title and interest in and to the Leased Property pursuant to the terms of Article 16. In the event of Lessor's acting under the foregoing clauses (i), (ii), (iii) or (iv), Lessor, at Lessor's option, may make such alterations, repairs or decorations to the existing Improvements on the Leased Property for uses similar to those originally intended, as Lessor, in Lessor's reasonable judgment, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations or decorations shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Any amounts received by Lessor pursuant to the exercise of Lessor's remedies shall be applied to Lessee's obligations hereunder and credited against any amounts payable by Lessee under this Lease.

     (d) No receipt of moneys by Lessor from Lessee after a termination of this Lease by Lessor shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Basic Rent and Additional Rent, and any Purchase Price, Termination Value or related amounts to be paid by Lessee to Lessor for the purchase of the Leased Property then due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Leased Property, or after final order or judgment for the possession of the Leased Property, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Leased Property or, at the election of Lessor, on account of

Lessee's liability hereunder. Lessee hereby waives any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted.

     (e) The word "re-enter", as used in this Lease, is not and shall not be restricted to its technical legal meaning, but is used in the broadest sense under applicable law. No such taking of possession of the Leased Property by Lessor shall constitute an election to terminate the Term of this Lease unless notice of such intention be given to Lessee or unless such termination be decreed by a court having jurisdiction.

     (f) If an action shall be brought for the enforcement of any provision of this Lease, Lessee shall pay to Lessor all reasonable out-of-pocket costs and expenses which may become payable as a result thereof, including reasonable attorneys' fees and expenses.

     (g) No right or remedy herein (other than respect to the payment of liquidated damages) conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Receipt by Lessor of any Basic Rent or Additional Rent or any other sum payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless made under signature of an authorized officer of Lessor.

     (h) Notwithstanding anything to the contrary contained in this Lease, not later than 30 days after the occurrence and during the continuance of an Event of Default (other than an Event of Default pursuant to clauses (iii), (iv) or (v) of Article 22(a)), Lessee shall have the right to pay to Lessor in immediately available federal funds an amount equal to the Purchase Price and upon such payment the Leased Property shall be reconveyed to Lessee or its designee in accordance with the provisions of Article 16 hereof.

     23. NOTICES. All notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall sent by (i) registered or certified mail, return receipt requested, and the giving of such communication shall be deemed complete upon receipt or, if delivery is refused up on attempted delivery, or (ii) reputable overnight delivery service, and the giving of such communication shall be deemed complete upon receipt.

     (a) if to Lessor, addressed to such party at One Federal Street, Boston, MA 02110, Attention: Mark B. Connors with a copy to Day, Berry & Howard LLP, 260 Franklin Street, Boston, MA 02110, Attention: Ross A. Pascal, Esq. or at such other address in the continental United States as Lessor may furnish to Lessee in writing, or

     (b) if to Lessee, addressed to such party at Nine Fourth Avenue, Waltham, MA 02451, attention: Paul Mellett and Elizabeth Grammer, with a copy to Palmer & Dodge, One Beacon Street, Boston, MA 02108, attention:
          Kathryn Murphy, Esq., or at such other addresses in the continental United States as Lessee may furnish to Lessor in writing.

     24. ESTOPPEL CERTIFICATES. Lessor and Lessee each agree that at any time and from time to time during the Term of this Lease, it will promptly, but in no event later than 21 days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser or assignee designated by such other party, a certificate stating, to the best of such party's knowledge, (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and setting forth any modifications); (b) the date to which Basic Rent, Additional Rent and other sums payable hereunder have been paid; (c) whether or not there is an existing Default by Lessee in the payment of Basic Rent or any other sum of money due or required to be paid hereunder, and whether or not there is any other existing Default by Lessee with respect to which a notice of Default has been served or of which the signer has Actual Knowledge, and, if there is any such Default, specifying the nature and extent thereof; (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate; and (e) stating that Lessee is in possession of the Leased Property or setting forth the parties in possession and identifying the instruments pursuant to which they took possession.

         25. NO MERGER. Acknowledging that Lessor would not advance funds without this Lease, Lessee agrees that there shall be no merger of this Lease or of any sublease under this Lease or of any leasehold or subleasehold estate hereby or thereby created with the fee or any other estate or ownership interest in the Leased Property or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or any sublease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or any such sublease or in any such leasehold or subleasehold estate and (b) (i) the fee estate or other estate or ownership interest in the Leased Property or any part thereof or (ii) the Beneficial Interest, and this Lease shall not be terminated for any cause except as expressly provided herein and any instrument of transfer shall so provide.

     26.  SURRENDER AND RETURN.

     (a) Upon the expiration or earlier termination of the Term, and provided that Lessee, if so entitled, has not purchased the Leased Property pursuant to
Article 9, Article 12(c), Article

17, Article 22(c) or (h) or Article 28, Lessee shall peaceably leave and surrender and return the Leased Property to Lessor in the condition required upon completion of the Work, except as completed, repaired, rebuilt, restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear and casualty and condemnation in the case of Article 12(c) excepted). Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination all property which is not the property of Lessor, and the Leased Property shall be broom clean and Lessee shall repair any damage caused by such removal. Property not so removed shall become the property of Lessor, and Lessor may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

     (b) Except for surrender upon the expiration or earlier termination of the Term, no surrender to Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Lessor.

     (c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to Lessor pursuant to this Article 26, (i) the Work, including any punchlist items, shall be complete in all respects and a final Certificate of Occupancy issued, (ii) the appraisal delivered pursuant to
Section 5.1.16 of the Agency Agreement and any "bringdown" thereof shall have been satisfactory to Lessor, and (iii) the Leased Property shall (A) be capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Lessor), use or occupancy of the Leased Property, and shall be free of any conditions that would interfere with such a purchaser's or lessee's use and enjoyment of the Leased Property in accordance with Legal Requirements and Environmental Laws, (B) be in accordance and compliance with all Legal Requirements and Environmental Laws including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property, (C) be free and clear of any charge, lien, security interest or encumbrance except for Permitted Encumbrances, any liens for taxes, assessments and other governmental charges, which are not then due and payable and which are not allocable to the period before the date of termination or expiration of this Lease, and Lessor Liens and any other liens or encumbrances arising solely from any acts or omissions of Lessor or anyone claiming by, through or under Lessor, without the consent of Lessee.

     (d) On or prior to the date of such surrender and return of the Leased Property, Lessor shall have received from Lessee, at Lessee's expense, evidence satisfactory to Lessor of compliance with the provisions of this Article 26, including without limitation, a "Phase I" or then comparable environmental assessment for the Leased Property addressed and in form and substance satisfactory to Lessor, accompanied by a letter permitting Lessor to rely thereon, performed by an independent, licensed professional engineer reasonably satisfactory to Lessor, and which assessment (y) shall be sufficient in scope to determine compliance with the then applicable Environmental Laws, and (z) shall reveal no actual or potential environmental liabilities which have not been remediated by Lessee in compliance with all Environmental Laws and to the reasonable satisfaction of Lessor, and, if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are required by Lessor, and any remediation recommended therein to be performed shall have been performed in compliance with all Environmental Laws and to the reasonable satisfaction of Lessor, and evidence of compliance with Article 26(c)(ii) shall have been provided.

     (e) Lessee acknowledges and agrees that a breach of any of the provisions of this Article 26 may result in damages to Lessor that are difficult or impossible to ascertain and that may not be compensable at law. Accordingly, upon application to any court of equity having jurisdiction over the Leased Property, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Article 26.

     (f) Upon the request of Lessor, Lessee shall continue to maintain its insurance policies for the Leased Property, to the extent permitted by such policies, but subject to Section 13 (g) hereof.

     27. SEPARABILITY. Each covenant of Lessee contained in this Lease shall be separate and independent. The breach of any provision of this Lease by Lessor shall not discharge or relieve Lessee from its obligation to perform each obligation of this Lease to be performed by Lessee. If any provision of this Lease or the application thereof to any Person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, or the enforceability thereof in any jurisdiction in which such provision shall be valid, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

     28.  LESSEE'S END OF TERM PURCHASE OPTION.

     (a) If (i) no Default or Event of Default shall have occurred and be continuing under clause (iii), (iv) or (v) of Article 22, and (ii) this Lease shall not have been earlier terminated pursuant to its terms, Lessee shall be entitled, upon written notice to Lessor as hereinafter provided, to purchase the Leased Property on the last day of the Basic Term, or on the first Basic Rent Payment Date subsequent to the delivery of a Non-Completion Termination Notice, for an amount, payable in immediately available federal funds, equal to the Purchase Price applicable to the date of such purchase. If Lessee intends to exercise its purchase option granted hereunder, it shall give written notice to Lessor to such effect (x) in the Termination Notice in accordance with the provisions of Article 2 hereof or (y) in the Non-Completion Termination Notice in accordance with the provisions of Article 17 hereof; provided, however, if Lessee shall fail to timely deliver such Termination Notice or Non-Completion Termination Notice as the case may be, Lessee shall be deemed to have elected to exercise such purchase option. If Lessee gives (or is deemed to have given) such written notice to Lessor, the same shall constitute a binding obligation of Lessee to purchase the Leased Property and to pay Lessor the Purchase Price on the Mandatory Sale Date (as defined below). Any purchase by Lessee pursuant to this Article 28(a) shall be consummated in accordance with the terms of Article 16 hereof. If Lessee fails to purchase the Leased Property on any Mandatory Sale Date in accordance with the terms of this Lease, such failure shall immediately constitute an Event of Default hereunder.

     (b) If Lessee has not exercised (or been deemed to have exercised) its option to purchase the Leased Property pursuant to Article 2 hereof, Article 17 hereof, or paragraph (a) of this Article 28 (x) so long as no Default or Event of Default shall have occurred and be continuing Lessee may exercise its option to terminate this Lease pursuant to Article 2 hereof by delivery of a Termination Notice or (y) so long as no Default or Event of Default shall have occurred and be continuing under clause (iii), (iv) or (v) of Article 22 or under clause (ii) of Article 22 arising out of Lessee's default in the performance of any covenant, agreement or obligation on the part of Lessee to be performed under Article 9 of this Lease Lessee may exercise its option to terminate this Lease pursuant to Article 17 hereof by delivery of a Non-Completion Termination Notice, specifying Lessee's election to terminate this Lease, and Lessor shall have the right, and Lessee shall have the obligation, as agent for Lessor (during the last 360 days of the Basic Term in the event of a Termination Notice or during the 120 days following the delivery of the Non-Completion Termination Notice (each a Remarketing Period)), to use best efforts to obtain bona fide bids (the payment of the purchase price thereunder shall not be subject to any financing contingency) for the Leased Property from prospective purchasers who are financially capable of purchasing the Leased Property in accordance with the terms of this Lease. Upon the request of Lessor and at Lessee's sole cost and expense, Lessee shall provide Lessor with a written report describing in reasonable detail Lessee's efforts during the Remarketing Period to obtain bona fide bids for the purchase of the Leased Property, including, without limitation, a list of all brokers retained and Persons approached for the purpose of soliciting bids to purchase the Leased Property. All bids received by Lessor or Lessee prior to the end of the Remarketing Period shall be certified by Lessor or Lessee, as the case may be, in writing, stating the name and address of the bidder and the amount of such bid.

     Not later than the Term Termination Date in the event of a Termination Notice or 140 days after the Completion Date in the event of a Non-Completion Termination Notice (each a Mandatory Sale Date), Lessor agrees to sell the Leased Property to the bidder submitting the highest bid, in accordance with the terms of Article 16 of this Lease, with such changes as are necessary to reflect that the sale was to a third party and not Lessee; PROVIDED, HOWEVER, that (x) any such sale to a third party shall be consummated, and the sales price for the Leased Property shall be paid to Lessor in immediately available funds, at Lessor's address hereinabove stated or at any other place in the continental United States which Lessor may designate, on or before the Mandatory Sale Date; and (y) Lessor shall not be obligated to consummate any proposed sale of the Leased Property if (I) the aggregate Net Proceeds from the sale of the Leased Property would be less than the Maximum Lessor Risk Amount as of the applicable Term Termination Date, or (II) if Lessor has not received the amounts, if any, payable by Lessee pursuant to paragraph (a) of Article 30 and, if applicable, paragraph (c) of
Article 30. After any such sale with respect to the Leased Property, the provisions of paragraphs (a) and (c) of Article 30 shall apply. At the time of any sale of the Leased Property to a third party as contemplated by this paragraph(b), Lessee shall deliver an Officer's Certificate setting forth the Net Proceeds from the sale and a detailed calculation thereof.

     29. SIGNS; SHOWING. If Lessee has not given (or been deemed to have given) timely notice pursuant to paragraph (a) of Article 28 of its intention to purchase the Leased Property on the Term Termination Date, during the Remarketing Period, Lessor may, subject to all applicable governmental laws, restrictive covenants, rules and regulations and without unreasonably interfering with Lessee's business operations, (a) place signs in, on and around the Leased Property advertising that the same will be available for rent or purchase, and (b) upon not less than 24 hours notice to Lessee, show the Leased Property to prospective lessees or purchasers at such reasonable times during normal business hours as Lessor may elect at all times accompanied by a representative of Lessee. Lessee will be responsible for hiring one or more brokers, whose services shall be compensated on a commission basis, and making the Leased Property available for inspection by prospective purchasers. Lessee shall promptly upon 24 hours notice permit inspection of the Leased Property and any maintenance records relating to the Leased Property by the Lessor at all times accompanied by a representative of Lessee, and any potential purchasers, during normal business hours, and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to any purchaser. All such marketing fees, commissions, costs and expenses of the Leased Property shall be included among the deductions set forth in clause (ii) of the definition of Net Proceeds.

     30. END OF TERM ADJUSTMENT. (a) The provisions of this paragraph (a) shall apply only if a sale of the Leased Property to a third party pursuant to paragraph (b) of Article 28 has been consummated on or before the applicable Mandatory Sale Date. If the Net Proceeds following a sale of the Leased Property sold in accordance with paragraph (b) of Article 28 hereof are less than the Purchase Price for the Leased Property on the applicable Mandatory Sale Date as set forth in paragraph (a) of Article 28 hereof, Lessee shall, on such Mandatory Sale Date, pay to Lessor, as an adjustment to the Basic Rent payable under this Lease, by wire transfer of immediately available federal funds, an amount equal to such deficiency (the Adjustment Price); PROVIDED, HOWEVER, that if all of the Limited Lessee Risk Conditions (as hereinafter defined) have been satisfied, the amount of the Adjustment Price payable by Lessee shall not exceed the sum of (i) then applicable Maximum Lessee Risk Amount plus (ii) all accrued and unpaid Basic Rent (other than Basic Rent capitalized during the Construction
Term) and Additional Rent payable hereunder. Otherwise, if any Limited Lessee Risk Condition is not met, Lessee shall make the payments specified under
Article 30(b)(ii). If the Net Proceeds following such a sale pursuant to paragraph (b) of Article 28 on or before the Mandatory Sale Date exceed the Purchase Price for the Leased Property and Lessor shall have received such amount, then Lessor shall, on the Mandatory Sale Date, pay to Lessee by wire transfer of immediately available federal funds, an amount equal to such excess, as an adjustment to the Basic Rent payable under this Lease; provided, however, that Lessor shall have the right to offset against such adjustment payable by Lessor, any amounts then due and payable from Lessee to Lessor hereunder.

     (b) If this Lease expires or terminates on a Mandatory Sale Date and a sale of the Leased Property to Lessee pursuant to paragraph (a) of Article 28 or to a third party pursuant to paragraph (b) of Article 28 has not been consummated on or before the applicable Term Termination Date for any reason, then Lessee shall, on the applicable Mandatory Sale Date, pay to Lessor by wire transfer of immediately available funds, an amount equal to (i) the Maximum Lessee Risk Amount, if all of the Limited Lessee Risk Conditions have been met as of such Term Termination Date, or (ii) the Termination Value, if one or more of the Limited Lessee Risk Conditions have not been met as of such Term Termination Date, plus, in the case of the preceding clause (i), the Basic Rent (but not the Additional Installment of Basic Rent) due and payable on the Term Termination Date, plus all Additional Rent then due and owing for the Leased Property. Lessee shall promptly vacate the Leased Property and surrender it to Lessor on the Mandatory Sale Date in accordance with the provisions of this Lease, including Article 26. Notwithstanding the termination of this Lease with respect to the Leased Property, Lessee shall remain liable for the payment of all applicable sales, excise and other taxes imposed as a result of the sale of the Leased Property, other than Excluded Taxes. This obligation shall survive the termination of this Lease with respect to the Leased Property, and upon the consummation of the sale of the Leased Property at any time after the Mandatory Sale Date, Lessee shall pay on demand, or reimburse Lessor on demand for the payment of, all such sales, excise and other taxes. In the event of any such sale of the Leased Property at any time after the Mandatory Sale Date with respect thereto, Lessor shall retain the full proceeds of such sale.

     (c) The provisions of Articles 28 and 30 are of the essence of this Lease, and time is of the essence for payment and performance of the obligations of Lessee set forth therein.

     31. CERTAIN DEFINITIONS. As used in this Lease the following terms have the meanings set forth below:

     ACQUISITION AGREEMENT means the Acquisition Agreement dated the date hereof between Lessor and Lessee.

     ACTUAL KNOWLEDGE by Lessee with respect to the occurrence or non-occurrence of an event, means knowledge of such occurrence or non-occurrence by the officer or officers of Lessee in the best organizational position to have such knowledge.

     ADDITION is defined in Article 10.

     ADDITIONAL COSTS has the meaning set forth in Article 33(e).

     ADDITIONAL INSTALLMENT OF BASIC RENT has the meaning set forth in paragraph 2 of Schedule B.

     ADDITIONAL RENT has the meaning set forth in paragraph (b) of Article 3.

     ADJUSTMENT PRICE is defined in paragraph (a) of Article 30.

     ADVANCE is defined in the Agency Agreement.

     AFFILIATE means, with respect to any Person, a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGENCY AGREEMENT means the Agency Agreement, dated as of the date hereof between Lessor and Lessee, as amended or supplemented from time to time.

     ALTERNATE BASE RATE means the Prime Rate.

     APPLICABLE OFFICER means the Treasurer, any Assistant Treasurer, Chief Executive Officer or Chief Financial Officer of Lessee or if Lessee no longer has an officer with such title, the Chairman of the Board of Directors.

     APPRAISAL means an appraisal performed by an MAI appraiser reasonably satisfactory to Lessor and Lessee using appraisal methodology reasonably satisfactory to Lessor and Lessee.

     APPROVED PLANS is defined in the Agency Agreement.

     BANK means Lessor in its individual capacity.

     BANKRUPTCY ACT means Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, now or hereafter in effect in the United States.

     BASIC RENT is defined in paragraph (a) of Article 3.

     BASIC TERM is defined in Article 2.

     BASIC TERM COMMENCEMENT DATE is defined in Article 2.

     BENEFICIAL INTEREST means the beneficial interest of Beneficiary in Lessor under the Owner Trust Agreement.

     BENEFICIARY means the Beneficiary under the Owner Trust Agreement and its successors and assigns as holders of the Beneficial Interest.

     BREAKAGE COSTS has the meaning set forth in Article 33.

     BUSINESS DAY means any day other than a Saturday, Sunday or other day or which banks are authorized to be closed in Massachusetts.

     CAPITALIZED LEASE means, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     CAPITALIZED LEASE OBLIGATIONS means the capitalized amount of all obligations under Capitalized Leases.

     COMPLETION DATE is defined in the Agency Agreement.

     CONSTRUCTION TERM has the meaning set forth in paragraph (a) of Article 2.

     CONSTRUCTION TERM COMMENCEMENT DATE means October 21, 1998.

     COST OF THE PROJECT is defined in the Agency Agreement.

     DEED is defined in the Agency Agreement.

     DEFAULT means any event or circumstance which with the passing of time or giving of notice or both would constitute an Event of Default hereunder.

     DEPOSITARY is defined in paragraph (b) of Article 12.

     DISPUTE NOTICE is defined in Article 12(b)(ii).

     ENVIRONMENTAL LAWS means and includes but shall not be limited to the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 ET SEQ.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 ET SEQ.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et SEQ.), the Toxic Substances Control Act (15 U.S.C. ss.2601 ET SEQ.), Clean Air Act (42 U.S.C. ss.7401 ET SEQ.), the Clean Water Act (33 U.S.C. ss.1251 ET SEQ.) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. ss.651 ET SEQ.) and all applicable federal, state and local laws relating to the environment, land use, protection of national resources, regulation or control of hazardous substances or environmental health and safety, including obligations under the common law, ordinances, rules, regulations, permits, approvals, orders, decrees, consent orders, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, including obligations under the common law, ordinances, rules, regulations, now or hereafter existing relating to the environment, land use, protection of natural resources, regulation or control of Hazardous Substances or environmental health and safety.

     ENVIRONMENTAL REPORTS means the environmental site assessment reports of the Leased Property delivered pursuant to this Lease and the Agency Agreement.

     EQUITY INVESTMENT is defined in the Agency Agreement.

     EQUITY RETURN is defined in Schedule B hereto.

     EVENT OF DEFAULT is defined in paragraph (a) of Article 22.

     EXCLUDED TAXES is defined in paragraph (a) of Article 6.

     FISCAL QUARTER means any fiscal quarter of Lessee ending on March 31, June 30, September 30 or December 31.

     FISCAL YEAR means the fiscal year of Lessee ending on December 31.

     FLEET means Fleet National Bank, a national banking association.

     GAAP or GENERALLY ACCEPTED ACCOUNTING PRINCIPLES means, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants.

     HAZARDOUS SUBSTANCES means (i) those substances included within the definitions of or identified as "hazardous substances", "hazardous materials", "hazardous waste", or "toxic substances" in or pursuant to any and all local, state or federal laws, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C.
ss.9601 ET SEQ.) (CERCLA), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat. 1613) (SARA), the Resource Conservation and Recovery Act of 1976 (42 U.S.C., ss. 6901 ET SEQ.)
(RCRA), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 ET SEQ.) (OSHA), and the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 ET SEQ., and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ., (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under applicable local, state or federal law, or the United States government, or which are classified as hazardous, toxic or as "special wastes" under federal, state or local laws or regulations, including, without limitation, any Environmental Laws.

     IMPROVEMENTS is defined in Article 1.

     INDEMNIFIED PARTIES is defined in Article 8.

     INDEMNIFICATION PERIOD means the period prior to and during the Term of the Lease, through and including the first of the following to occur: (i) permitted sale or transfer of the Lessee's entire interest in the Leased Property by Lessee (other than to any Affiliate or Subsidiary), or (ii) the return and surrender of the Leased Property in the condition required by Article 26 of this Lease and the compliance by Lessee with the terms and conditions of said Article 26, or (iii) a consummation of a foreclosure sale of the Leased Property, or deed in lieu or other similar transfer of the Leased Property, in each case to any Person (other than any Affiliate or Subsidiary) unless the Lease and Lessee shall remain in place and unaffected or (iv) the taking of exclusive and actual possession or control of the Leased Property by any Indemnified Party or its Affiliates or designees.

     LAND PARCEL is defined in Article 1.

     LEASED PROPERTY is defined in Article 1.

     LEGAL REQUIREMENTS is defined in Article 6(c).

     LESSEE means GelTex Pharmaceuticals, Inc., a Delaware corporation, and its successors and assigns expressly permitted hereunder.

     LESSEE'S LOSS has the meaning set forth in paragraph (a) of Article 12.

     LESSOR means, First Security Bank, N.A., a national banking association organized under the laws of the United States, not in its individual capacity except as expressly set forth herein, but solely as Trustee under the Owner Trust Agreement dated as of the date hereof and its successors and assigns.

     LESSOR LIEN means any lien on or with respect to the Leased Property which is not permitted by the terms of this Lease and which results from (i) nonpayment by Lessor or any member, partner, shareholder or beneficiary of Lessor or any affiliate of any of the foregoing (the Lessor Parties), of any tax, assessment or like charge imposed on any Lessor Party, other than any tax, assessment or like charge the payment of which is Lessee's obligation hereunder;
(ii) claims against or acts and omissions of any Lessor Party arising out of events or conditions that are not related to the transactions contemplated by the terms of this Lease or are in violation of any of the obligations of Lessor under any of the terms of this Lease; (iii) claims against any Lessor Party arising out of any transfer (whether voluntary or involuntary) by such Lessor Party of any portion of its interest in the Leased Property or its rights under this Lease that is neither permitted hereunder nor consented to in writing by Lessee; (iv) liens arising out of Lessor's insolvency; or (v) any other act of, claim against or lien created by any Lessor Party, or any Person claiming by, through or under any Lessor Party, that is neither permitted under the terms of this Lease nor consented to in writing by Lessee.

     LESSOR PARTIES is defined in the definition of Lessor Lien.

     LIMITED LESSEE RISK CONDITIONS means, collectively, the following: (i) there shall have been no condemnation, damage, destruction or taking of substantially all of the Leased Property and all Additions, if any, are substantially complete; (ii) no Default or Event of Default shall have occurred and be continuing hereunder, including, without limitation, any Default in Lessee's obligation to maintain the Leased Property or comply with Legal Requirements; (iii) Lessee shall not have exercised its purchase option under paragraph (a) of Article 28; (iv) either (x) a sale to a third party of the Leased Property has been consummated and Lessor has received, in immediately available funds, on the Term Termination Date, the Net Proceeds of sale of the Leased Property plus payment of the Maximum Lessee Risk Amount and any Additional Rent then due and owing hereunder with respect to the Leased Property, or (y) a sale to a third party of the Leased Property has not been so consummated on the Term Termination Date and Lessee has vacated the Leased Property and surrendered and returned the Leased Property to Lessor in the condition required by Article 26 hereof, and Lessor has received, in immediately available funds on or before the Term Termination Date, payment of the Maximum Lessee Risk Amount and any Additional Rent then due and owing hereunder with respect to the Leased Property; (v) this Lease has not been terminated prior to the Termination Date; and (vi) the Leased Property is free and clear of all liens and encumbrances except for liens for taxes for the current year which are not due and payable and Permitted Encumbrances described in (a), (c) and (e) of the definition thereof, and any liens for taxes, assessments and other governmental charges, which are not then due and payable and which are not allocable to the period before the date of termination or expiration of this Lease.

     MAXIMUM LESSEE RISK AMOUNT means an amount calculated as set forth in Schedule G.

     MAXIMUM LESSOR RISK AMOUNT means an amount calculated as set forth in Schedule G.

     MOODY'S means Moody's Investors Service, Inc.

     NET AWARD is defined in paragraph (c) of Article 12.

     NET PROCEEDS means, upon the sale of the Leased Property to a third party, the net amount of the proceeds of such sale, after deducting from the gross proceeds of such sale (i) all sales taxes and other taxes (excluding any Excluded Taxes), (ii) all fees, costs and expenses of such sale incurred by Lessor or by Lessee, as Lessor's agent, unless separately paid or reimbursed by Lessee, and (iii) any other amounts for which, if not paid, Lessor would be liable or which, if not paid, would constitute a lien on the Leased Property.

     OFFICER'S CERTIFICATE means a certificate executed and delivered by the Applicable Officer of Lessee, or such other officer of Lessee as is in the best position to know the substance of the matters contained in such certificate.

     OPERATIVE DOCUMENTS has the meaning set forth in the Agency Agreement.

     OVERDUE RATE means 2% above the Equity Return.

     OWNER TRUST AGREEMENT means the Owner Trust Agreement, dated as of the date hereof between Bank and Beneficiary, as amended and supplemented from time to time.

     PAYMENT DATES is defined in paragraph (a) of Article 3.

     PERMITTED ENCUMBRANCES means with respect to the Leased Property:

          (a) rights reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Leased Property;

          (b) any liens thereon for taxes, assessments and other governmental charges and any liens of mechanics, materialmen or laborers for work or services performed or material furnished in connection with the Leased Property, which are not yet due and payable, or the amount or validity of which are being contested as permitted by Article 6 hereof;

          (c) easements, rights of way, servitudes, zoning laws, use regulations, and other similar reservations, rights and restrictions and other minor defects and irregularities in the title to the Leased Property listed in Lessor's title insurance policy (or commitment therefor) contemplated by Section 5.1.4 of the Agency Agreement and acceptable to Lessor or granted in accordance with the provisions of Article 34 hereof;

          (d)  this Lease;

          (e) such other matters as are set forth on Schedule B to Lessor's title insurance policy (or commitment therefor) contemplated by
               Section 5.1.4 of the Agency Agreement, and acceptable to Lessor and Beneficiary.

     PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     PRIME RATE means that rate of interest per annum announced by Fleet from time to time, as being its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

     PROJECT is defined in the Agency Agreement.

     PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     PURCHASE PRICE is defined in Schedule F.

     REGULATORY CHANGE means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations which designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including Fleet, of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     REMARKETING PERIOD is defined in paragraph (b) of Article 28.

     SUBSIDIARY means, with respect to any Person, any corporation, partnership or other business (including business trusts) of which an aggregate of more than 50% of the outstanding stock, having ordinary voting power to elect or appoint a majority of the members of the board of directors, trustees or members of a similar governing body of such corporation, partnership or other entity (irrespective of whether, at the time, stock of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency), is, or of which an aggregate of more than 50% of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

     SUBSTANTIALLY COMPLETE is defined in the Agency Agreement.

     SUCCESSOR OWNER means the Owner Trust at any time the trustee thereof shall be a successor Owner Trustee (as defined in the Owner Trust Agreement).

     TAXES is defined in Article 6(a).

     TERM means the Construction Term and the Basic Term.

     TERM TERMINATION DATE means the last day of the Basic Term.

     TERMINATION DATE is defined in paragraph (c) of Article 12.

     TERMINATION NOTICE is defined in Article 2.

     TERMINATION VALUE is defined in Schedule C.

     TRADE FIXTURES is defined in paragraph (a) of Article 11.

     WORK is defined in the Agency Agreement.

     32. NATURE OF LESSOR'S OBLIGATIONS; LIMITATIONS ON LIABILITY. Anything in this Lease to the contrary notwithstanding, except with respect to Lessor Liens, it is understood and agreed that (irrespective of any breach of any representation, covenant, agreement or undertaking of any nature whatsoever made in this Lease), no recourse shall be had under any rule of law, statute or constitution or by the enforcement of any assessments or penalties or otherwise for the payment of any sum hereunder or for any other claim hereunder against
(i) Lessor, Bank, Beneficiary or any other holder of the Beneficial Interest, or any past, present or future Affiliate, partner, officer, director, any owner, shareholder, agent or employee of or in any thereof or of any partner thereof or their legal representatives, successors or assigns, (ii) any Successor Owner or
(iii) any Person for whom Lessor, Beneficiary or any other holder of the Beneficial Interest was acting as an agent for the account and benefit of such Person in entering into the transactions evidenced by this Lease, and that such Person was or was alleged to be the principal of Lessor, Beneficiary or any other holder of the Beneficial Interest. It is expressly understood that by the execution of this Lease all such liability (a) of Lessor, Beneficiary or any other holder of the Beneficial Interest or any past, present or future Affiliate, partner, officer, director, any shareholder, agent or employee thereof or director or shareholder of any partner thereof or any of their respective legal representatives, successors or assigns, (b) of any Successor Owner or (c) of such other Person, is and is being expressly waived and released as a condition of and as a consideration for the execution of this Lease by Lessor, that Lessee and its successors and assigns as lessee hereunder agree to look solely to the Leased Property for the payment of any such sums or satisfaction of any such other claims.

     In addition to and not in limitation of the foregoing, it is understood and agreed that (i) this Lease is executed and delivered by Bank, not in its individual capacity but solely as trustee under the Owner Trust Agreement in the exercise of the power and authority conferred and vested in it as such trustee,
(ii) (except as pertaining to Lessor Liens attributable to Bank in its individual capacity) each of the representations, undertakings and agreements made herein by Lessor are not personal representations, undertakings and agreements of Bank, but are binding only on Lessor, as trustee, and (iii) actions to be taken by Lessor pursuant to its obligations hereunder may, in certain instances, be taken by Lessor only upon specific authority of Beneficiary as provided in the Owner Trust Agreement.

     Notwithstanding the foregoing, nothing in this Article 32 shall be construed to prohibit any action or proceeding against (i) Lessor and Bank with respect to Lessor Liens (as to Bank, solely with respect to Lessor Liens attributable to it), (ii) any party hereto for its own fraud, willful misconduct or grossly negligent conduct, or (iii) in the case of Lessor and Bank with respect to the receipt and disbursement of funds, their own negligent action or their own negligent failure to act. The foregoing provisions of this Article 32 shall survive the termination of this Lease and the other Operative Documents.

     33.  EQUITY INVESTMENT PROVISIONS; ADDITIONAL COSTS.

     (a) Notwithstanding any other provision of this Lease, if the Beneficiary shall notify the Lessee that any Regulatory Change makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lessor or Beneficiary to perform its obligations hereunder to make any Advance as an Advance bearing interest at a LIBOR based rate or to fund or maintain Advances at a LIBOR based rate hereunder (i) the obligation of Beneficiary to make Advances bearing interest at a LIBOR based rate shall be suspended until the Beneficiary shall notify the Lessee that the circumstances causing such suspension no longer exist and (ii) the outstanding amounts owed to Lessor shall from and after the end of the then-current LIBOR Period (or, if it shall be unlawful to maintain such advances at a LIBOR based rate during such period, immediately) bear interest at the Alternate Base Rate.

     (b) In the event that on any LIBOR Interest Setting Date, Beneficiary shall have determined (which determination shall be conclusive and binding upon Lessee in the absence of clearly demonstrable error) that, by reason of circumstances affecting the London interbank market or otherwise, adequate and reasonable means do not exist for ascertaining LIBOR for such LIBOR Period, or dollar deposits in the principal amounts of the requested Advance or unpaid amounts to which such LIBOR Period is to be applicable are not generally available in the London interbank market, with respect to a requested Advance or the continuation of unpaid amounts beyond the expiration of the then current LIBOR Period with respect thereto, the Beneficiary shall promptly give telecopy or telephonic notice of such determination to Lessee (together with a copy of such certification). If such notice is given, any Advance requested thereafter shall be made at the Alternate Base Rate and any outstanding amounts shall be converted, on the last day of the then current LIBOR Period, to the Alternate Base Rate. Until such notice has been withdrawn by Beneficiary, no further Advances at a LIBOR based rate shall be made. Any outstanding portion of the Advances that does not satisfy the conditions set forth in paragraph (a) above shall bear interest at the Alternate Base Rate.

     (c) If Lessee shall be liable for Lessor's Additional Costs pursuant to paragraph (e) below, with respect to any Advance as to which a LIBOR Rate is applicable, Lessee may elect by written notice to Beneficiary not less than ten Business Days prior to the end of the applicable LIBOR Period for such Advance, to pay interest thereafter on such Advances at the Alternate Base Rate.

     (d) If any payment of Equity Return representing the LIBOR Rate is made other than on the last day of the applicable LIBOR Period, as a result of prepayment, or for any other reason, the Lessee shall, upon demand by Lessor, pay to the Beneficiary any amounts required to compensate Beneficiary for any additional losses, costs or expenses which it may incur as a result of such payment (Breakage Costs), including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Beneficiary representing the LIBOR Rate.

     (e) Without duplication of Regulatory Changes made from time to time to the LIBOR Reserve Percentage, in the event that: (i) any Regulatory Change shall either impose, modify or deem applicable or result in the application of any reserve, special deposit, capital maintenance, capital ratio or similar requirement against loan commitments made by Beneficiary (or any of its respective successors or assignees hereunder) or against any other extensions of credit (other than direct loans) or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by Beneficiary, and the result of any event referred to above shall be to increase the actual cost to Beneficiary of making or maintaining such commitment, or to impose upon Beneficiary or increase any capital requirement applicable as a result of the making or maintenance of, such commitment or the obligation of Lessee with respect to such commitment or to reduce the amounts receivable by Beneficiary with respect to such commitment (which increase in cost or increase in (or imposition of) capital requirements or reduction in amounts receivable shall be determined by Beneficiary's reasonable allocation of the aggregate of such actual cost increases, capital increases or impositions or reductions in amounts receivable resulting from such events); or (ii) any Regulatory Change shall: (A) result in the imposition of any taxes, levies, imposts, deductions, charges or withholdings by the United States of America or any State or political subdivision thereof (Taxes) on any amounts receivable by Beneficiary hereunder or change the basis of taxation of any amounts payable to Lessor under the Agency Agreement (in either case, other than taxes imposed on the overall net income of Beneficiary by the United States or any state or any political subdivision thereof, or any foreign nation or any political subdivision thereof); or (B) impose or modify any reserve, capital maintenance, capital ratio, capital adequacy, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Beneficiary (including the Equity Investment made hereunder); or (C) impose any other conditions affecting this Lease Agreement in respect of the Equity Investment made hereunder (or any of such extensions of credit or liabilities); and the result of any event referred to in clause (A), (B) or (C) above shall be to increase Beneficiary's actual cost of making or maintaining the Equity Investment made hereunder or its commitment to make an Equity Investment under the Agency Agreement or reduce the amounts receivable by Beneficiary under the Owner Trust Agreement or (iii) Breakage Costs are suffered by Beneficiary (such increases in actual costs and reductions in amounts receivable pursuant to (i),
(ii) and (iii) are hereinafter referred to as Additional Costs); then, upon demand made by Beneficiary as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand, Lessee shall pay as Additional Rent hereunder to Lessor from time to time as specified by Beneficiary, additional fees or other amounts which shall be sufficient to compensate Beneficiary for such actual increased cost or increase in (or imposition of) capital requirements or reduction in amounts receivable by Beneficiary (including, without limitation, Additional Costs) from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the LIBOR Rate or Alternate Base Rate applicable to the Additional Advance made in the month that payment of such Additional Costs is demanded by Lessor.

     Determinations by Beneficiary for purposes of this Section 33 of the effect of any Regulatory Change on its actual costs of making or maintaining Equity Investment of Lessor made hereunder or on amounts received by it in respect thereof and of the additional amounts required to compensate Beneficiary in respect of its Additional Costs, shall be conclusive, absent manifest error. Beneficiary may provide Lessee with evidence of its calculations of actual costs for which payment is requested hereunder upon Lessee's written request.

     34. GRANTING OF EASEMENTS, ETC. If no Event of Default has occurred and is continuing, Lessor shall from time to time upon the written request of Lessee (and at Lessee's sole cost and expense), (i) grant easements, licenses, rights of way and other rights and privileges in the nature of easements for the purposes of providing utilities and the like to the Leased Property or for purposes of operating the Leased Property and adjacent properties (such as office park reciprocal easement agreements and the like), (ii) release existing easements and appurtenances relating to the provision of utilities and the like to the Leased Property or for purposes of operating the Leased Property and adjacent properties (such as office park reciprocal easement agreements and the like) and (iii) execute and deliver any instrument, in form and substance reasonably acceptable to Lessor, necessary or appropriate to make or confirm such grants or releases to any Person, with or without consideration, provided that such grant or release does not (x) interfere with and is not detrimental to the conduct of business on the Leased Property, (x) impair the usefulness, useful life or fair market value of the Leased Property or (z) cause a default under any other agreement to which Lessee is a party or benefitting the Leased Property which default would be reasonably likely to have an adverse effect on the usefulness, useful life or fair market value of the Leased Property and; provided that Lessee shall have delivered such other instruments, certificates, surveys, title insurance policy endorsements and opinions of counsel as Lessor may reasonably request; and provided further that Lessor, shall have the right, but not the obligation, to obtain an independent Appraisal, at Lessor's expense, to verify the certification of Lessee as to the effect of the proposed action on fair market value and if such Appraisal concludes that the proposed action will impair the fair market value of the Leased Property by 1% or more, Lessee shall reimburse Lessor for the costs of such Appraisal and Lessor, may withhold its consent or condition its consent upon payment by Lessee of an amount equal to such diminution of fair market value; provided, however, that if Lessee disagrees with such Appraisal Lessee may cause a second Appraisal to be made, which, if such Appraisal differs materially from such first Appraisal, shall be subject to a third Appraisal undertaken by the two appraisers who rendered the first two appraisals. Any such request by Lessee shall be accompanied by an Officer's Certificate as to compliance with the conditions set forth in the foregoing clauses (x), (y) and (z).

     35. SUBSTANTIAL COMPLETION; COMPLETION OF "PUNCHLIST" ITEMS. On the date the same occurs, Lessee shall certify to Lessor that the Work is Substantially Complete. Any final "punchlist" items (not to exceed 5% of the Cost of the Project) with respect to the Project shall be delivered to Lessor, and Lessee shall make reasonable efforts to complete all punch list items and shall obtain a final certificate of occupancy (if required by applicable law) with respect to the Project within 60 days after the Project is Substantially Complete and in any event as soon as possible thereafter, and shall provide Lessor with an Officer's Certificate as to such completion and a copy of such Certificate of Occupancy.

     36. RECORDING. Lessor and Lessee will execute, acknowledge, deliver and cause to be recorded or filed at Lessee's expense, in the manner and place required by law, a notice of this Lease including, without limitation, the terms of Section 38 hereof.

     37. MISCELLANEOUS. This Lease, the Agency Agreement and the Acquisition Agreement embody the entire agreement between Lessor and Lessee relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. This Lease shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. No term or provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument specifically evidencing an intent to amend signed by the party against whom enforcement thereof is sought. No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Lease and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts. All headings are for reference only and shall not be considered as part of this Lease. This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument. Lessee may cause to be performed any obligation of Lessee under this Lease in lieu of performing such obligation itself.

     To the extent that this Lease is characterized as being a financing arrangement as set forth below in Article 38, Lessor and Lessee hereby acknowledge and agree as follows: (1) the amount of interest shall be equal to the difference between (a) the aggregate amount of payments due under this Lease (the Payments) and (b) the aggregate cost of the Leased Property to Lessor (the
Cost); (2) Lessee has been informed of the Cost or, in the alternative, acknowledges that it has been given an opportunity to determine the Cost; (3) the rate of interest agreed to and specified by Lessor and Lessee in such event shall be that rate per annum that may be calculated based upon the Cost (i.e. the principal amount) and the Payments (i.e., the principal and interest payments); and (4) if the rate of interest so calculated is ever deemed to exceed the maximum rate permitted by applicable law, then the Payments shall be automatically reduced to ensure that such rate of interest does not exceed the maximum rate permitted by applicable law.

     38.  OWNERSHIP OF THE LEASED PROPERTY.

     (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee, this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, but
(ii) for federal and all state and local income tax purposes, (A) this Lease will be treated as a financing arrangement, (B) Lessor will be deemed to be a lender making a loan for the benefit of Lessee, which loan is secured by the Leased Property, and (C) Lessee will be treated as the owner of all of the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of a property similar to the Leased Property for such tax purposes. So long as no Event of Default shall have occurred, Lessor and Beneficiary shall take no action inconsistent with such intent for tax purposes, PROVIDED, that nothing in this Article 38 shall be deemed to restrict Lessor's right to exercise any remedies after the occurrence of an Event of Default.

     (b) Lessee hereby mortgages, warrants, grants and conveys, with MORTGAGE COVENANTS and POWER OF SALE, to Lessor a lien on and security interest in all of Lessee's right, title and interest in and to the Leased Property, together with any substitutions, replacements and additions thereto, all of Lessee's rights in and to the Approved Plans and all general intangibles related to the Leased Property and all of Lessee's rights, claims and damages arising from warranties (whether express or implied) of architects, contractors and subcontractors and any other vendors with respect to the development and construction of the Improvements, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property. Lessee shall, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a lien on and security interest in the Leased Property in accordance with this Article 38, such security interest would be deemed to be a perfected lien on and security interest of first priority under applicable federal, state and local law, subject only to Permitted Encumbrances, and will be maintained as such throughout the Term.

     (c) Lessor and Lessee intend and agree that with respect to the nature of the transaction evidenced by this Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, or any enforcement or collection actions and for all other purposes (except as provided in paragraph (a) of this Article 38), the transactions evidenced by this Lease shall be regarded as a loan made by Lessor an unrelated third party lender to Lessee secured by all of the Leased Property (it being understood that Lessee hereby mortgages, warrants, grants and conveys a lien on and security interest in all of the Leased Property to Lessor to secure such loans).

     (d) Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loan from Lessor to Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage; (ii) the conveyance provided for in paragraph (b) of this Article 38 shall be deemed to be a grant by Lessee to Lessor, of a security interest in all of the Lessee's right, title and interest in and to the Leased Property, together with any substitutions, replacements and additions thereto, all of the Lessee's rights in and to the Approved Plans and all general intangibles related to the Leased Property and all of Lessee's rights, claims and damages arising from warranties (whether express or implied) of architects, contractors and subcontractors with respect to the development and construction of the Improvements, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property (it being understood that Lessee hereby mortgages and warrants and grants a lien on and security interest in all of the Leased Property to Lessor to secure the Loans described in paragraph (a) above); (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable federal, state and local law. Lessor (upon request) and Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a lien on and security interest in the Leased Property in accordance with this Article 38, such lien and security interest would be deemed to be a perfected lien on and security interest of first priority under applicable federal, state and local law, subject only to Permitted Encumbrances, and will be maintained as such throughout the Term of this Lease.

     IN WITNESS WHEREOF, the undersigned have executed this Lease as of the day and year first above written.


                                        Lessor:

                                        FIRST SECURITY BANK, N.A., not in
                                        its individual capacity except as
                                        expressly set forth herein, but
                                        solely as Trustee under the Owner
                                        Trust Agreement dated as of
                                        October 21, 1998


                                        By: /s/ Val T. Orton
                                            ------------------------------
                                            Name: Val T. Orton
                                            Title: Vice President


                                        Lessee:

                                        GELTEX PHARMACEUTICALS, INC.



                                        By: /s/ Paul J. Mellett, Jr.
                                            ------------------------------
                                            Name: Paul J. Mellett, Jr.
                                            Title: Chief Financial Officer

                                   SCHEDULE A

                       Description of the Demised Premises

1. The parcel of land with all buildings and other improvements thereon, situated on and westerly of Second Avenue in Waltham, Massachusetts, shown as Lot 15 on a Plan of Land in Waltham, Mass. dated 4 Sept. 1963 by Raymond
     C. Pressey, Inc., recorded with the Middlesex South District Registry of Deeds in Book 10409, Page 121, bounded and described as follows:

           NORTHEASTERLY on Second Avenue 60.00 feet;
           SOUTHEASTERLY on other land of the Grantors shown as Lot 16 on said Plan 210.32 feet;
           NORTHEASTERLY on the same by four lines measuring 40.50 feet,
           97.44 feet, 185.90 and 117.88 feet which run along the center of the 20- foot sewer easement shown on said Plan;
           SOUTHERLY on the same 234.69 feet;
           EASTERLY on the same 144.06 feet;
           SOUTHERLY on other land of the Grantors by three lines measuring
           1.83 feet, 425.15 feet and 21.31 feet;
           WESTERLY in part on other land of the Grantors, there measuring
           349.60 feet and in part on land designated on said Plan as Lot B Plan 1740 of 1957,171.13 feet;
           NORTHERLY on land designated on said Plan as Lot 8A 387.04 feet; and NORTHWESTERLY on other land of the Grantors shown as Lot 17 on said Plan by two lines measuring 21.03 feet and 204.74 feet.

           Containing according to said Plan 300,020 square feet of land.

     For title reference, see deed dated November 20, 1963, recorded with the Middlesex South District Registry of Deeds in Book 10409, Page 121

     The right to use for all purposes for which streets are commonly used, including the installation and maintenance of pipes, conduits and poles, for sewer, water and all other utilities, (a) the 30-foot strip of land lying southerly of and adjacent to Lots 15 and 16 on said Plan and extending to Second Avenue and (b) Second Avenue from the easterly end of said 30-foot strip to Winter Street in common with all others from time to time entitled, subject as to said 30-foot strip to the rights of the City of Waltham under the sewer taking recorded with said Deeds in Book 9772, Page 071.

2. The parcel of land situated on Second Avenue in Waltham, Middlesex County, Massachusetts, shown as Lot 24 on a Plan of Lots 23 and 24, Waltham, Massachusetts dated 3 March 1965, by Raymond C. Pressey, Inc., recorded with said Deeds in Book 10899, Page 121, bounded and described as follows:

          Commencing at a point on the westerly line of said Second Avenue at the Southeast corner of said Lot 24, thence running south 88 degrees 04'07" west, 117.92 feet to a point; thence north 14 degrees 56'20" west, 117.88 feet to a point; thence north 24 degrees 41'20" west, 185.90 feet to a point; thence north 37 degrees 45'20" west, 97.44 feet to a point; thence north 3 degrees 56'40" east, 40.50 feet to a point; thence north 58 degrees 27'11" east, 210.32 feet to a point on the westerly line of Second Avenue; thence south 31 degrees 32'49" east, 78.76 feet along Second Avenue to a point; thence along Second Avenue by a curve to the left having a radius of 350 feet and an arc or distance of 178.63 feet; then south 2 degrees 18'20" east, 270.38 along the westerly line of Second Avenue to the point or place of beginning, containing according to said Plan 87,070 square feet of land.

     For title reference, see deed dated November 20, 1963, recorded with the Middlesex South District Registry of Deeds in Book 13296, Page 688.

                                   SCHEDULE B

                                   BASIC RENT


     1. CONSTRUCTION TERM. During the Construction Term, Basic Rent shall accrue in arrears on December 31, 1998 and on the last day of March, June, September and December, 1999 or such date as the Basic Term shall begin pursuant to the terms of Article 2 hereof (each a Payment Date) and shall be capitalized and become a part of the Equity Investment. Such Basic Rent shall accrue at a rate per annum equal to the Equity Return on the actual outstanding Equity Investment calculated on the actual number of days subsequent to the next preceding Payment Date in respect of the actual amount of Equity Investment outstanding on such day.

     2. BASIC TERM. During the Basic Term, Basic Rent shall be paid in arrears on January 31, 2000 and on the last day of each April, July, October and January thereafter to and including October 31, 2005 (each also a Payment Date) at a rate per annum equal to the Equity Return on the actual outstanding Equity Investment calculated on the actual number of days subsequent to the next preceding Payment Date in respect of the actual amount of Equity Investment outstanding on each such day. A final Additional Installment of Basic Rent shall be payable on October 31, 2005 equal to an amount equal to 85% of the Equity Investment outstanding on such day.

     3. EQUITY RETURN. Equity Return shall mean a rate of return on the outstanding Equity Investment at any time equal to the LIBOR Rate unless the LIBOR Rate shall not be in effect, in which case the Alternative Base Rate shall be used to determine the Equity Return.

     4. RATE PROTECTION. Lessee may request and Fleet may issue caps, collars, swaps, and other rate protection products, using Fleet's then customary documentation for such transactions. Such caps, collars, swaps and other rate protection products will be issued for such fees and upon such other terms and conditions as may be agreed upon by Fleet and the Lessee at the time of issuance thereof. Any rate protection products issued shall be cross collateralized with all other indebtedness of Lessee to Fleet.

     5.   DEFINITIONS:

ADJUSTED LIBOR means for any LIBOR Period, an interest rate per annum obtained by dividing (a) LIBOR by (b) a percentage equal to 1.00 minus the LIBOR Reserve Percentage for such LIBOR Period.

LIBOR means the rate of interest per annum (expressed as an annual rate rounded to the nearest one-hundredth of a Basis Point) equal to the London interbank offered rate for deposits in U.S. dollars for a period equal to the applicable LIBOR Period as of 1:00 p.m. local London time, on the LIBOR Interest Setting Date for such LIBOR Period. The applicable LIBOR shall be determined by reference to the Telerate, Inc. display designated as page 3750 -- "British Bankers Association Interest Settlement Rates" (or such other page as may replace such page on the

Telerate, Inc. service for the purpose of displaying London interbank offered rates); PROVIDED, HOWEVER, that if Telerate, Inc. shall not publish or shall cease publication of such information, the applicable LIBOR shall be determined by reference to the highest rate shown on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and PROVIDED FURTHER that if Reuters Monitor Money Rates Service shall not publish or shall cease publication of such information, the applicable LIBOR shall be determined by reference to the rate at which deposits in U.S. dollars are offered by the principal office of Fleet in the London interbank market for the applicable LIBOR Period. The determination of LIBOR by Lessor shall be conclusive absent manifest error.

LIBOR BANKING DAY means any Business Day on which dealings in U.S. dollar deposits are conducted by and between banks in the London Interbank Market.

LIBOR INTEREST SETTING DATE means, with respect to any LIBOR Period, the date which is two LIBOR Banking Days before the first day of such LIBOR Period.

LIBOR LENDING OFFICE means as the principal office of Fleet or other office or branch of Fleet as it may hereafter designate as its LIBOR Lending Office.

LIBOR PERIOD means, the period commencing on and including the funding date of such Advance and ending on the last day of such calendar month, and, thereafter the period commencing on the last day of the immediately preceding LIBOR Period and having a term co-equal with the term of all prior LIBOR Periods provided that:

     (a) if any LIBOR Period would otherwise end on a day which is not a LIBOR Banking Day, that LIBOR Period should be extended to the next succeeding LIBOR Banking Day, unless the result of such extension would be to carry such LIBOR Period into another calendar month, in which event such LIBOR Period shall end on the immediately preceding LIBOR Banking Day;

     (b) for purposes of calculating the Equity Return for any LIBOR Period, such calculation shall include the first day, but exclude the last day, of any such LIBOR Period;

     (c) any LIBOR Period that begins on the last LIBOR Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Banking Day of the calendar month at the end of such LIBOR Period; and

     (d) each LIBOR Period shall be for a 30, 60, 90, 120 or 180 day period (except for LIBOR Periods beginning on a funding date).

LIBOR PREPAYMENT. If, due to the purchase of the Leased Property, Termination of this Lease, or for any other reason, Lessor receives any repayment of any Equity Investment on any date other than the last day of a LIBOR Period, Lessee shall upon the written demand of Lessor pay forthwith to Lessor all amounts required to compensate Lessor for losses, costs or expenses which it may have incurred and may reasonably incur as a result of such payment, including without limitation, any loss or expense incurred by reason of the liquidation or redeployment of funds acquired by Lessor to make any Equity Investment hereunder or under the Agency Agreement.

LIBOR RATE means with respect to the applicable LIBOR Period, the Adjusted LIBOR plus 1.80%.

LIBOR RESERVE PERCENTAGE for any LIBOR Period, means the reserve percentage (expressed as a decimal) on the applicable LIBOR Interest Setting Date, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Fleet, at its principal office with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, as such term is defined in Regulation D Board of Governors of the Federal Reserve System, as in effect from time to time (or with respect to any other category of liabilities which includes deposit by reference to which the interest rate on LIBOR Rate Advances is determined (having a term equal to such LIBOR Period).

                                   SCHEDULE C

                               TERMINATION VALUES



(1) CONSTRUCTION TERM. During the Construction Term, the Termination Value is the sum of (i) all amounts payable by Lessee hereunder, including without limitation, accrued Basic Rent, Additional Rent, and all other sums payable hereunder to the date of payment of the Termination Value, plus (ii) the sum of all Lessor Advances made pursuant to Article 3 of the Agency Agreement , plus (iii) an amount equal to the Equity Return (if any) which has accrued from the last date Basic Rent Payment Date through the date of payment of the Termination Value.

         Anything to the contrary contained in this Lease and/or the Agency Agreement notwithstanding, in no event during the Construction Term (other than with respect to (x) a default under clause (iii), (iv) or (v) of Article 22(a) or (y) a default under clause (ii) of Article 22(a) arising out of Lessee's default in the performance of any covenant, agreement or obligation on the part of Lessee to be performed under Article 9 of this Lease or (z) payment of a Purchase Price required to be made with respect to a purchase of the Leased Premises by Lessee) shall Lessee be required to pay any amount which will cause the aggregate amounts paid under this Lease during the Construction Term to equal or exceed the sum of (a) 90% of the total Cost of the Project other than land acquisition costs as defined by EITF97-10 and
         (b) 100% of such land acquisition costs. For the purposes of this Lease, including without limitation Schedule G, Lessor and Lessee hereby agree that such land acquisition costs are equal to $9,000,000.

(2) BASIC TERM. During the Basic Term, the Termination Value shall be an amount equal to the sum of (i) the then outstanding amount of the Equity Investment plus (ii) all amounts payable by Lessee hereunder, including, without limitation, Basic Rent (but not any Additional Installment of Basic Rent and not capitalized Basic Rent otherwise included in the Equity Investment), Additional Rent and all other sums payable hereunder to the date of payment of the Termination Value plus
         (iii) an amount equal to the Equity Return (if any) which has accrued from the last Basic Rent Payment Date. The Equity Investment shall be calculated on the Basic Term Commencement Date and set forth on a supplement to this Schedule C.

                                   SCHEDULE D

                                   [Reserved]

                                   SCHEDULE E

                              ENVIRONMENTAL MATTERS

                                   SCHEDULE F

                                 PURCHASE PRICES



The Purchase Price as of any date of purchase of the Leased Property shall be an amount equal to the sum of (i) the Termination Value in effect as of such date of purchase plus (ii) all payments required pursuant to clause (b)(iii) of
Article 16.

                                   SCHEDULE G

                               Maximum Lessor and
                               Lessee Risk Amounts
                               -------------------


     During the Basic Term, the Maximum Lessor Risk Amount shall be equal to the Cost of the Project as of the last day of the Construction Term multiplied by
 .15. During the Construction Term, the Maximum Lessor Risk amount on any date of calculation shall be equal to Cost of the Project minus the Maximum Lessee Risk Amount.

     During the Basic Term, the Maximum Lessee Risk Amount shall be equal to the Cost of the Project as of the last day of the Construction Term multiplied by
 .85. During the Construction Term, the Maximum Lessee Risk Amount on any date of calculation shall be less than the sum of (a) 90% of the Cost of the Project other than land acquisition costs as defined by EITF 97-10 and (b) 100% of such land acquisition costs.

                                   SCHEDULE H

                        Additional Permitted Encumbrances
                        ---------------------------------




     Those matters set forth on Schedule B to ____________________ Title Insurance Company ALTA Owner's Policy No. _______________.

                                   SCHEDULE I


                                   [Reserved]